Exhibit 10.49

                                                                  EXECUTION COPY


                              BAR-MARC REALTY, LLC,


                                    Landlord,



                                       and



                     VITALITY HOME INFUSION SERVICES, INC.,


                                     Tenant.





                                       NET
                                      LEASE




                          Dated as of January 31, 2002





Property
--------

10 Powerhouse Road
Roslyn Heights, New York


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                                TABLE OF CONTENTS
                                                                           Page

 Article 1.  Demised Premises and Term.......................................1
 Article 2.  Rent............................................................1
 Article 3.  Triple Net Lease................................................3
 Article 4.  Construction....................................................4
 Article 5.  Title to Improvements...........................................4
 Article 6.  Taxes...........................................................5
 Article 7.  Repairs.........................................................7
 Article 8.  Utilities.......................................................8
 Article 9.  Compliance with Law.............................................8
Article 10.  Alterations....................................................10
Article 11.  Use of Demised Premises........................................11
Article 12.  Protection Against Claims by Public............................12
Article 13.  Independence of Demised Premises...............................12
Article 14.  Mechanics' Liens...............................................12
Article 15.  Liability Insurance............................................13
Article 16.  Indemnity......................................................14
Article 17.  Hazard Insurance...............................................15
Article 18.  Fire and Other Casualty........................................16
Article 19.  Condemnation...................................................17
Article 20.  Restoration after Fire or Condemnation.........................21
Article 21.  Assignment; Subletting.........................................25
Article 22.  Injunction.....................................................29
Article 23.  Default; Termination; Conditions
                           of Limitation; Damages...........................29
Article 24.  Subordination..................................................33
Article 25.  Waiver of Rights of Redemption.................................34
Article 26.  Landlord's Right to Cure Tenant's Defaults.....................34
Article 27.  Landlord's Expenses............................................35
Article 28.  Waiver of Trial by Jury........................................35
Article 29.  Liability; No Merger...........................................35
Article 30.  Definitions....................................................36
Article 31.  Quiet Enjoyment................................................36
Article 32.  Arbitration....................................................37
Article 33.  Vaults and Street Areas........................................37
Article 34.  Condition of Premises..........................................38
Article 35.  Landlord's Right of Entry......................................38
Article 36.  Consents and Approvals.........................................38
Article 37.  Notices........................................................38
Article 38.  Estoppel Certificates..........................................39
Article 39.  Rights Cumulative..............................................40
Article 40.  Interest.......................................................40
Article 41.  Non-Waiver.....................................................40
Article 42.  Surrender......................................................40
Article 43.  Guaranty.......................................................41
Article 44.  No Partnership.................................................43
Article 45.  Entire Agreement; No Oral Modifications........................43
Article 46.  Successors.....................................................44
Article 47.  Invalidity of Any Provision....................................44


                                      (i)


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Article 48.  Brokers........................................................44
Article 49.  Recording......................................................45
Article 50.  Authority......................................................45
Article 51.  Option to Renew................................................45


                                      (ii)

SCHEDULE A                 - Description of Demised Premises
SCHEDULE B                 - Form of Guaranty


                                      (iii)

         AGREEMENT OF LEASE made as of January 31, 2002, between BAR-MARC REALTY, LLC, a New York limited liability company, having an address at c/o Marc Wiener, 2 Madison Place, Jericho, New York 11753 ("Landlord"), and VITALITY HOME INFUSION SERVICES, INC., a New York corporation, having an address at 10 Powerhouse Road, Roslyn Heights, New York 11577 ("Tenant").

         Landlord and Tenant hereby agree as follows:

         Article 1. Demised Premises and Term. Landlord hereby demises and lets unto Tenant, and Tenant hereby hires and leases from Landlord, the premises described in Schedule A attached hereto and made a part hereof, and the building and improvements consisting of three floors and basement space comprising approximately 7,200 square feet (collectively, the "Building") located on such land (such land and the Building being hereinafter collectively referred to as the "Demised Premises");

         TO HAVE AND TO HOLD the Demised Premises unto Tenant, its permitted successors and assigns, upon and subject to all of the terms, covenants, conditions, conditional limitations and agreements contained in this Lease for a term of approximately seven (7) years commencing on the date of this Lease (the "Commencement Date") and ending on the last day of the month in which occurs the seventh (7th) anniversary of the Commencement Date (the "Expiration Date"), or until the term is sooner terminated pursuant to any of the conditional limitations or other provisions of this Lease, or, if applicable, until the end of the term as extended pursuant to Article 51 of this Lease.

         Article 2.  Rent.

         2.1 Tenant shall pay to Landlord fixed annual rent (sometimes referred to as "rent" or "fixed annual rent")for the period from the Commencement Date through and including the last day of the month in which occurs the seventh
(7th) anniversary of the Commencement Date, the sum of $126,000.00 per annum at the rate of $10,500.00 per month payable on the first day of each month.

         2.2 The fixed annual rent shall be adjusted in the manner set forth in this Section 2.2.

               (a) For the purposes of this Article 2, the following definitions shall apply:

                           (i) The term "Consumer Price Index" shall mean the Revised Consumer Price Index for "All Urban Consumers" published by the Bureau of Labor Statistics of the U.S. Department of Labor, for New York-Northern New Jersey-Long Island, NY-NJ-CT, All Items (1982-84=100), or the successor to such Index should publication thereof be discontinued.

                           (ii) The term "Prior Consumer Price Index" shall mean with respect to any rent adjustment occurring as of the first Adjustment Date (as defined below) the Consumer Price Index for the month in which the Commencement Date occurs and with respect to any rent adjustment occurring as of each Adjustment after the first Adjustment Date, the Consumer Price Index for the month preceding the Adjustment Date that is immediately preceding the Adjustment Date in question.

                  (b) Effective as of the first anniversary of the Commencement Date and as of each anniversary thereafter during the term of this Lease (each such day being herein referred to as an "Adjustment Date"), there shall be made a cost of living adjustment of the fixed annual rent then in effect. The adjustment shall be based on the percentage difference between the Consumer Price Index for the month preceding the Adjustment Date in question and the Prior Consumer Price Index. In the event the Consumer Price Index for the month immediately preceding any Adjustment Date reflects an increase over the Prior Consumer Price Index, the fixed annual rent for the year preceding the Adjustment Date shall be multiplied by the percentage difference between the Consumer Price Index for the month immediately preceding the Adjustment Date in question and the Prior Consumer Price Index and the resulting product shall be added to the fixed annual rent for the year preceding the Adjustment Date effective as of the Adjustment Date in question.

                  The following illustrates the intention of Landlord and Tenant as to the computation of the cost of living adjustment in the fixed annual rent payable under this Section 2.2:

                  Assuming that the Prior Consumer Price Index was 100.0 and that the Consumer Price Index for the month immediately preceding the Adjustment Date in question was 103.0 and that the fixed annual rent was $600,000, then $600,000 would be multiplied by the percentage increase thus reflected, i.e. 3% (103.0-100.0=3; 3/100=3%), and the fixed annual rent would be increased by $18,000.00 per annum effective as of the Adjustment Date in question and equal $618,000.

                  (c) In the event that the Consumer Price Index ceases to use 1982-84=100 as the basis of calculation, or if a substantial change is made in the terms or number of items contained in the Consumer Price Index, then the Consumer Price Index shall be adjusted to the figure that would have been arrived at had the manner of computing the Consumer Price Index in effect at the date of this Lease not been altered. In the event such Consumer Price Index (or a successor or substitute index) is not available, a reliable governmental or other non-partisan publication mutually acceptable to the parties hereto providing the information theretofore used in determining the Consumer Price Index shall be used.

                  (d) No adjustments or recomputations, retroactive or otherwise, shall be made due to any revision which may later be made in the first published figure of the Consumer Price Index for any month.

                  (e) Until Landlord gives notice to Tenant after each Adjustment Date that the Consumer Price Index for the month preceding the Adjustment Date and the increased fixed annual rent in question has been determined, Tenant shall pay the fixed annual rent at the rate payable immediately prior to the Adjustment Date and, within thirty (30) days after Landlord's notice to Tenant as aforesaid, Landlord and Tenant shall adjust for any underpayment by Tenant from the Adjustment Date to the date of Tenant's next due monthly payment of fixed annual rent.

                  (f) In no event shall the fixed annual rent provided to be paid under this Lease (i) be adjusted downward; or (ii) be less than the fixed annual rent in the last year prior to the adjustment; and in no event shall the fixed annual rent increases be more than six percent (6%) per annum over the prior year's fixed annual rent, as adjusted pursuant to this Section.

         2.3 Fixed annual rent shall be payable by Tenant as provided below in this Article 2, without prior demand and without deduction, setoff or abatement except as otherwise provided in this Lease, in equal monthly installments on or before the first day of each calendar month. If this Lease commences on a date other than the first day of a calendar month or if the expiration date occurs on a day other than the last day of a calendar month, then the rent shall be prorated on a daily basis for such month.

         2.4 Tenant shall pay to Landlord the first monthly installment of fixed annual rent payable to Landlord under the terms of this Article 2 upon the execution and delivery of this Lease.

         2.5 The rights and obligations of Landlord and Tenant under the provisions of this Article 2 with respect to rent shall survive the expiration or other termination of this Lease, provided, however, that nothing in this subsection shall be deemed to expand the remedies available to Landlord pursuant to Article 23 of this Lease upon a default by Tenant hereunder.

         2.6 All sums (other than fixed annual rent), charges, costs and expenses which shall be payable by Tenant under this Lease shall be deemed to be "additional rent" hereunder and Landlord shall have all of the remedies upon a default in payment of the additional rent as are available to Landlord for a default in fixed annual rent.

         Article 3.  Triple Net Lease.

         3.1 This is an absolutely triple net lease and Landlord shall not be required to provide any services or to do any act or thing with respect to the Demised Premises or the appurtenances thereto, and the fixed annual rent shall be paid to Landlord without any claim on the part of Tenant for diminution, reduction, setoff or abatement and nothing shall suspend, abate or reduce any rent to be paid hereunder, except as otherwise specifically provided in this Lease.

         3.2 It is the intent of Landlord and Tenant that Tenant shall pay each and every item of expense of every kind and nature whatsoever accruing during the term of this Lease, for the payment of which Landlord is, shall or may be or become liable by reason of its estate or interest in the Demised Premises and/or the Building, or by reason of any rights or interest of Landlord in or under this Lease, or by reason of or in any manner connected with or arising from the ownership, leasing, operation, management, maintenance, repair, rebuilding, remodeling, renovation, use or occupancy of the Demised Premises and/or the Building, except for (a) payments due with respect to liens and encumbrances placed on the Demised Premises by Landlord or any third party other than liens or encumbrances arising from Tenant's failure to perform its obligations hereunder, and (b) payments due with respect to the Demised Premises accruing either prior to the Commencement Date of this Lease or after the expiration of the term hereof, or as otherwise expressly set forth in this Lease.

         Article 4. Construction. Landlord shall not be obligated to do any construction or work of any kind in order to prepare the Demised Premises for occupancy by Tenant.

         Article 5.  Title to Improvements.

         5.1 All fixtures, improvements, alterations, installations, additions, paneling, partitions, doors, railings and like installations installed in the Demised Premises at any time, by Tenant or others on Tenant's behalf in accordance with the terms of this Lease (collectively, the "Leasehold Improvements") shall remain on the Demised Premises following the expiration of this Lease. Notwithstanding the foregoing, nothing contained in this Section 5.1 shall be construed to give Landlord title to, or to prevent Tenant's removal of, the furniture, furnishings, trade fixtures, equipment and other movable property referred to in Section 5.2 below upon the expiration of the term of this Lease.

         5.2 All furniture, furnishings and trade fixtures, including without limitation, business machines and equipment, counters, screens, hoods, vents, partitions, tables, chairs, desks, refrigerators, and any other movable property placed on the Demised Premises by Tenant shall remain the property of Tenant and Tenant may at its option remove all or any part thereof at any time prior to the expiration or other termination of the term of this Lease. In case Tenant shall decide not to remove any part of such property, Tenant shall notify Landlord in writing not less than sixty (60) days prior to the expiration of the term of this Lease, specifying the items of property that it has decided not to remove. If, within thirty (30)days after the receipt by Landlord of such notice, Landlord shall request Tenant to remove any of such property, Tenant shall at its expense remove such property in accordance with such request. As to such property that Landlord does not request Tenant to remove, such property shall be, if left by Tenant, deemed abandoned by Tenant and thereupon such property shall become the property of Landlord.

         5.3 If any property that Tenant shall have the right to remove or be requested by Landlord to remove as provided in Section 5.2 above (referred to in this Section 5.3 as the "property") is not removed on or prior to the expiration or within five (5) days following the earlier termination of the term of this Lease, Landlord shall have the right to remove the property and to dispose of the property without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the Demised Premises or the Building resulting from the removal of the property (whether such removal is performed by Landlord or by Tenant), Tenant shall repair such damage within fifteen (15) days after Tenant's receipt of written demand or, in default thereof, shall reimburse Landlord for Landlord's actual cost in repairing such damage within thirty (30) days after written demand by Landlord with interest, from the date paid by Landlord to an including the date Tenant so repays Landlord, at the Interest Rate (as hereinafter defined). Tenant's obligations under this Article 5 shall survive the expiration or other termination of this Lease.

         5.4 All Leasehold Improvements hereafter constructed on the Demised Premises shall become the property of Landlord immediately upon their affixation to the Demised Premises.

         Article 6.  Taxes.

         6.1 Tenant will, at Tenant's own cost and expense, bear, pay and discharge, on or before the later of thirty (30) days after Tenant's receipt of the tax bill and the fifteenth (15th) day prior to the last day upon which they may be paid without interest or penalty for the late payment thereof, all taxes, assessments, sewer rents, water rents and charges, duties, impositions, license and permit fees, charges for public utilities of any kind, payments and other charges of every kind and nature whatsoever, ordinary and extraordinary, foreseen or unforeseen, general or special (all of which are collectively referred to as "Impositions"), which, pursuant to present or future law or otherwise, cover a period during the term of this Lease with respect to, (i) the Demised Premises or any part thereof, or the appurtenances thereto, or (ii) the rents received by Landlord hereunder or received by Tenant from subtenants of the Demised Premises or any part thereof, or any use or occupation of the premises; it being the intention of the parties that the fixed annual rent and additional rent shall be received and enjoyed by Landlord as a net sum free from all of such Impositions, except income taxes assessed against Landlord, franchise, estate, succession, inheritance or transfer taxes of Landlord and special assessments related to the initial construction of the Demised Premises or additional capital improvements to the Demised Premises made by Landlord prior to the Commencement Date; provided, however, that if at any time during the term of this Lease the then prevailing method of taxation or assessment shall be changed so that the whole or any part of the Impositions theretofore payable by Tenant as above provided, shall instead be levied, charged, assessed or imposed wholly or partially on the rents received by Landlord from the Demised Premises, or shall otherwise be imposed against Landlord in the form of a franchise tax or otherwise, then, to the extent such new charges are in substitution of any Impositions, Tenant shall pay all such levies, charges, assessments, impositions, taxes and other substituted charges, on or before the later of thirty (30) days after Tenant's receipt of the tax bill and the fifteenth (15th) day prior to the last day upon which they may be paid without interest or penalty for late payment; provided further, however, that if the amount or rate of such substituted levy, charge, assessment or imposition, so levied, charged, assessed or imposed against the rents or income received by Landlord from the Demised Premises as a substitute in whole or in part for any of the Impositions theretofore payable by Tenant as provided above, shall be increased by reason of rents or income received by Landlord from property other than the Demised Premises, then Tenant shall be obligated to pay only such proportion of such levies, charges, assessments or impositions as shall be just and fair in the circumstances then prevailing.

         Within thirty (30) days after the date when any Imposition is payable pursuant to any provisions of this Article 6, Tenant shall deliver to Landlord official receipts of the appropriate taxing authority, copies of the tax bills and Tenant's cancelled check or other reasonable evidence of payment thereof.

         6.2 Tenant shall pay all interest and penalties imposed upon the late payment of any Impositions which Tenant is obligated to pay hereunder. Impositions shall be apportioned between Tenant and Landlord as of the Commencement Date and as of the date of expiration or termination of the term of this Lease. Any payments due Landlord or Tenant shall be made within thirty (30) days after written demand, accompanied by a copy of the bill from the taxing authority or other reasonable supporting documentation.

         6.3 Landlord shall permit Tenant to take the benefit of the provisions of any law or regulations permitting any tax or assessment imposed more than one year prior to the date of expiration of the term of this Lease to be paid in installments; provided, however, that the amount of all installments of any such assessment which are to become due and payable after the expiration of the term of this Lease and covering a period during the term of this Lease shall be paid by Tenant on or before the expiration date of this Lease.

         6.4 If Tenant shall fail to pay any Imposition, which Tenant is not contesting in accordance with this Article 6, on or before the last day upon which the same may be paid in accordance with the above provisions, then Landlord may pay such Imposition with all interest and penalties lawfully imposed upon the late payment thereof and the amounts so paid by Landlord shall thereupon be and become immediately due and payable by Tenant to Landlord, with interest from the date paid by Landlord to and including the date Tenant so repays Landlord, at the Interest Rate.

         6.5 An official certificate or statement issued or given by any sovereign or municipal authority, or any agency thereof, or any public utility, showing the existence of any Imposition, or interest or penalties thereon, the payment of which is the obligation of Tenant as herein provided, shall be prima facie evidence for all purposes of this Lease of the existence, amount and validity of such Imposition.

         6.6 Upon the termination of this Lease by reason of Tenant's default hereunder, all right, title and interest of Tenant in all refunds or rebates of Impositions, whether paid or to be paid, are hereby assigned to Landlord and Landlord shall apply such refunds or rebates against the amounts due from Tenant hereunder.

         6.7 Tenant shall have the right to institute certiorari or other similar proceedings challenging the real estate tax assessment for the Demised Premises. Tenant shall provide Landlord with copies of all pleadings and other documents and materials filed with the court or served by Tenant in connection with such proceeding promptly after the same are filed or served by Tenant. Landlord, at Tenant's sole cost and expense, shall cooperate reasonably with Tenant in connection with such proceedings. Upon the expiration or termination of this Lease, Tenant shall withdraw as the party to any such proceeding that may be pending and Landlord shall be substituted for Tenant. Tenant agrees to execute any documents that may be necessary to effect such substitution.

         Article 7.  Repairs.

         7.1 Tenant shall, at all times during the term of this Lease, at Tenant's sole cost and expense, keep the Demised Premises and all facilities and equipment thereon, and all sidewalks and curbs adjoining the Demised Premises, and all appurtenances to the Demised Premises, in first class operating condition and repair and free of all vermin and insects, and in such condition as may be required by law and by the terms of the insurance policies furnished pursuant to Articles 15, 16 and 17 hereof, whether or not such repair shall be interior or exterior, extraordinary or ordinary, and whether or not the same can be said to be within the present contemplation of the parties hereto, except that Landlord shall be responsible to make Structural Repairs (as hereinafter defined) to the Demised Premises.

         Tenant shall at all times during the term of this Lease, at Tenant's own cost and expense, keep the sidewalks and curbs adjoining the Demised Premises free from snow, ice and any other obstructions.

         7.2 Except as otherwise provided in Articles 5 and 10 of this Lease, Tenant shall not remove, demolish or alter any building or improvement comprising the Demised Premises in the course of making repairs without the prior written consent of Landlord, which Landlord may grant or withhold in its sole discretion. When used in this Article, the term "repair" shall include replacements or renewals when necessary, and any repairs made by Tenant shall be at least equal in quality and class to the original work.

         7.3 During the term of this Lease, Landlord shall, make all Structural Repairs to the Demised Premises and Tenant shall be responsible for the Annual Amortized Cost (as hereinafter defined) of any Structural Repairs during the term of this Lease. For the purposes, hereof, Structural Repairs shall mean all necessary repairs to the roof, footings and foundations and the structural steel columns and girders forming a part of the Demised Premises or any other capital repairs or replacements of the HVAC systems, plumbing, electrical or other operating systems servicing the Demised Premises which should be properly treated as a capital expenditure in accordance with generally applied real estate accounting practice. In the event that any Structural Repairs are performed by Landlord during the term of this Lease, Landlord shall deliver annual statements to Tenant, reflecting the Annual Amortized Cost (as hereinafter defined) of such Structural Repairs. Tenant shall pay to Landlord the amount set forth on such statement on or before the date that is thirty (30) days from the receipt of such statement throughout the remainder of the term of this Lease. Landlord shall be responsible for the remainder of any Annual Amortized Cost occurring after the expiration of this Lease. In the event that the Tenant fails to timely pay such amount, such amounts shall bear interest from the date paid by Landlord to and including the date Tenant so repays Landlord, at the Interest Rate. Annual Amortized Cost shall mean the payment amount determined as an annuity in arrears using the cost actually incurred by Landlord for such Structural Repair, amortized on a straight-line basis over the shorter of: (A) the useful life of the Structural Repair; or (B) ten (10) years, with an interest rate equal to the prime rate of major commercial banks (as published in the Wall Street Journal) as in effect on the date of such annual statement. Notwithstanding Landlord's obligations with respect to Structural Repairs as set forth herein, Tenant shall be responsible for routine maintenance and repairs with respect to the roof, HVAC systems, plumbing, electrical or other operating systems servicing the Demised Premises

         Article 8. Utilities. During the term of this Lease, Tenant will make arrangements with the appropriate suppliers to be billed directly for all water, gas, oil, steam, electricity, light, heat, telephone, power, and other utilities used by Tenant on or in the Demised Premises during the term of this Lease and shall pay the same on or before the date such utility charges are due. At Landlord's request, Tenant will, within ten (10) days, provide Landlord with evidence of its payment of such utility charges.

         Tenant will be responsible to maintain during the term of this Lease, without cost to Landlord, any and all necessary permits, licenses, or other authorizations required for the lawful and proper installation and maintenance upon the Demised Premises of wires, pipes, conduits, tubes, and other equipment and appliances for use in supplying any such service to and upon the Demised Premises. Landlord, upon request of Tenant, and at the sole expense and liability of Tenant, will join with Tenant in any application required for obtaining or continuing any such services.

         Article 9.  Compliance with Law.

         9.1 Tenant shall at all times during the term of this Lease, at Tenant's sole cost and expense, perform and comply with all laws, rules, orders, ordinances, regulations and requirements now or hereafter enacted or promulgated, of every government and municipality having jurisdiction over the Demised Premises and of any agency thereof, and all applicable requirements and regulations of all fire underwriters boards and rating organizations (collectively, "Requirements"), relating to the Demised Premises, or the facilities or equipment therein, or the streets, sidewalks, curbs and gutters adjoining the Demised Premises or the appurtenances to the Demised Premises, which shall impose any violation, order or duty upon Landlord or Tenant except that this Section shall not require or permit the Tenant to make any Structural Repairs to the Demised Premises that may be required by the Requirements.

         9.2 Tenant shall also, at all times during the term of this Lease, at Tenant's sole cost and expense, perform and comply with all Requirements that require alterations to the Demised Premises (other than Structural Repairs) arising out of (i) Tenant's use of the Demised Premises, (ii) any breach by Tenant of any term, covenant or condition of this Lease, or (iii) any cause or condition arising out of or in connection with any alteration performed by Tenant or on Tenant's behalf.

         9.3 Tenant agrees, at Tenant's sole cost and expense, to comply at all times with all Requirements governing the use, generation, storage, treatment and/or disposal of any Hazardous Materials (as defined below), the presence of which was placed, stored or generated on the Demised Premises by Tenant or Tenant's employees, agents, contractors, invitees or licensees (collectively, "Persons Within Tenant's Control") or the breach of this Lease by Tenant or Persons Within Tenant's Control. The term "Hazardous Materials" shall mean any biologically or chemically active or other toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as "hazardous substances" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq., and as hazardous wastes under the Resource Conservation and Recovery Act, 42 U.S.C. 6010, et seq., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. 2601, et seq., any "toxic pollutant" under the Clean Water Act, 33 U.S.C. 466, et seq., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. 7401, et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. 1802, et seq., and any hazardous or toxic substances or pollutant regulated under any other Requirements. Tenant shall agree to execute, from time to time, at Landlord's request, affidavits, representations and the like concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials in, on, under or about the Premises, the Building or the Land. Tenant shall indemnify and hold harmless Landlord, Landlord's agents and employees from and against any loss, cost, damage, liability or expense (including reasonable attorneys' fees and disbursements) arising by reason of any clean up, removal, remediation, detoxification action or any other activity required or recommended of any of Landlord, Landlord's agents and employees by any government agency by reason of the presence in or about the Building or the Premises of any Hazardous Materials, placed, stored or generated on the Demised Premises by Tenant or Persons Within Tenant's Control or the breach of this Lease by Tenant or Persons Within Tenant's Control. The foregoing covenants and indemnity shall survive the expiration or any termination of this Lease.

         9.4 Tenant shall have the right, provided it does so with due diligence and dispatch, to contest by appropriate legal proceedings, without cost or expense to Landlord, the validity of any Requirements of the nature referred to in this Article 9. Tenant may postpone compliance with such Requirements until the final determination of such proceedings only so long as such postponement of compliance will not subject Landlord to any criminal prosecution, and on condition that, in the event of each such postponement of compliance by Tenant, Tenant shall, on written demand of Landlord, deposit and thereafter maintain with Landlord an amount of money and/or other security (including a policy of indemnity insurance, if reasonably required by Landlord) reasonably satisfactory to Landlord sufficient to pay for the costs of compliance with such Requirements so postponed and to pay any lien, charge and other liability of any kind against the reversion of the Demised Premises or any buildings and improvements thereon which may arise by reason of postponement or failure of compliance with such Requirements and also sufficient to indemnify and hold Landlord harmless from and against any loss, cost, damage, liability, interest, reasonable attorneys' fees and disbursements and other expenses arising by reason of such postponement or failure of compliance, which amount of money and other security shall be held by Landlord and shall be applied, to the extent thereof, to the payment of such costs of compliance if and when such costs are incurred by Tenant or Landlord, and to the payment of any such lien, charge, liability, loss, cost, damage, interest, attorneys' fees and disbursements and other expenses if and when they arise. To the extent that the amount of money and other security so deposited with Landlord shall be insufficient to pay such costs of compliance in full and fully to satisfy and discharge any such lien, charge, liability, loss, cost, damage, interest, attorneys' fees and disbursements and expenses which shall have arisen by reason of such postponement or failure of compliance, Landlord may pay the same and the deficiency so paid by Landlord shall be due and payable by Tenant to Landlord within fifteen (15) days after written demand by Landlord, with interest from the date of demand by Landlord to and including the date Tenant so repays Landlord, at the Interest Rate. Upon the final determination of such proceedings and compliance by Tenant with any such Requirements so contested (to the extent, if any, that compliance is required after the termination of such proceedings), any moneys so deposited with Landlord and then remaining on deposit with Landlord shall be returned to Tenant within fifteen
(15) days if Tenant shall not then be in default hereunder.

         No provision of this Lease shall be construed so as to permit Tenant to postpone compliance with any such law, rule, order, ordinance, regulation or requirement if any sovereign, municipal or other governmental authority shall threaten to carry out any work to so comply or to foreclose or sell any lien affecting all or any part of the Demised Premises which shall have arisen by reason of such postponement or failure of compliance.

         Article 10.  Alterations.

         10.1 Tenant may make purely decorative changes to the Demised Premises such as painting and carpeting without Landlord's prior consent, but upon prior written notice to Landlord. Tenant may, at Tenant's sole cost and expense, from time to time during the term of this Lease, make such alterations or additions to the Demised Premises, excluding structural changes, as Tenant may reasonably consider necessary for the conduct of its business therein, upon and subject to the following conditions:

               (a) such alterations or additions shall not adversely affect the value of the Demised Premises;

               (b) the strength of the Building, the outside appearance of the Building or of any of its structural parts shall not be adversely affected;

               (c) the proper functioning of any of the elevators or sprinkler, mechanical, electrical, plumbing, heating, ventilating, sanitary or other service systems of the Building shall not be adversely affected;

               (d) in performing the alteration, Tenant shall observe and be bound by all of the conditions and covenants contained in this Article 10; and

                  (e) before proceeding with any alteration which costs more than Twenty Thousand ($20,000.00) Dollars, Tenant shall submit to Landlord, for Landlord's approval, detailed architectural, mechanical and structural plans and specifications for the work to be performed, prepared by a reputable architect licensed and registered to practice in New York State. Except with respect to work that does not satisfy the conditions set forth in subdivisions (a)-(d) of this Section, Landlord shall not unreasonably withhold or delay its approval of Tenant's plans and specifications.

         10.2 Landlord may, as a condition to its consent, require Tenant to make reasonable revisions in and to the plans and specifications. Promptly after the completion of any alteration that affects the structure of the Building or the elevators, sprinkler, mechanical, electrical, plumbing, ventilating, sanitary or any other service system of the Building, Tenant shall deliver to Landlord a complete set of as-built plans in connection with such alteration.

         10.3 All work performed by Tenant in the Demised Premises shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld or delayed. All such work shall be done at Tenant's sole expense.

         10.4 Prior to commencing any work pursuant to the provisions of this Lease, Tenant shall, at its expense, obtain all necessary governmental permits and certificates (and furnish copies thereof to Landlord) for the commencement and prosecution of Tenant's work and, upon completion, for final approval thereof, and shall cause Tenant's work to be performed in compliance with such permits and certificates, as well as with all applicable laws and requirements of public authorities and all applicable requirements of insurance bodies having jurisdiction over the Demised Premises, in a good and workmanlike manner, using materials and equipment of comparable quality to the original construction of the Demised Premises. Tenant shall, at its expense, carry or cause to be carried, the insurance coverage set forth in Articles 15, 16 and 17 of this Lease.

         Article 11. Use of Demised Premises. Tenant will use and occupy the Demised Premises for a retail and wholesale specialty pharmacy business including general office and storage uses in connection with the operation of such business, and for no other purpose.

         Tenant shall not (i) suffer or permit any Hazardous Substances to be brought on the Demised Premises, except as permitted by, and in accordance with, applicable law, or (ii) use or permit the use of the Demised Premises or any part thereof in any way that would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner or in violation of any certificate of occupancy for the Building or the use set forth above.

         Article 12. Protection Against Claims by Public. During the term of this Lease if any portion of the Demised Premises shall be unenclosed by any walled structure, fence or gate, such portion shall be subject to such reasonable directions as Landlord may from time to time make or give to Tenant in writing with respect to the use thereof so long as the same does not interfere with Tenant's intended use and access to the Demised Premises, for the purpose of Landlord's protection against possible claim or claims of the public (although Tenant's vendors and customers shall have access to the Demised Premises for the purpose of conducting business with Tenant), as such. Tenant hereby acknowledges that Landlord does not hereby consent, expressly or by implication, to the unrestricted use or possession of the whole or any portion of the Demised Premises by the public, as such, and Tenant agrees that all such reasonable directions so given in writing shall be deemed to be and become incorporated in this Lease by reference and shall be fully and promptly performed and enforced by Tenant at Tenant's own cost and expense. Tenant shall not suffer or permit Landlord's title to any part of the Demised Premises to become impaired in any manner whatsoever by Tenant's failure to comply fully and promptly with such directions, subject to the limitations set forth herein.

         Article 13. Independence of Demised Premises. Tenant shall not by act or omission permit any building or other improvement on premises not demised hereunder to rely on the Demised Premises or any part thereof or any interest therein to fulfill any municipal or governmental requirement, and no building or other improvement on the Demised Premises shall rely on any premises not demised hereunder or any interest therein to fulfill any governmental or municipal requirement. Tenant shall not by act or omission impair the integrity of the Demised Premises as a single zoning lot separate and apart from all other premises. Any act or omission by Tenant which would result in a violation of any of the provisions of this Article shall be void.


         Article 14. Mechanics' Liens. Landlord shall not be liable for any work performed or to be performed on or in the Demised Premises for Tenant or any subtenant, or for any materials furnished or to be furnished at the Demised Premises or any building or improvement thereon for Tenant or any subtenant or assignee, and that no mechanic's or other lien for such work or materials shall attach to the reversionary or other interest of Landlord. If, in connection with any work being performed by Tenant or any subtenant or assignee or in connection with any materials being furnished to Tenant or any subtenant or assignee, any mechanic's lien or other lien or charge shall be filed or made against the Demised Premises or any building or improvement thereon or any part thereof, or if any such lien or charge shall be filed or made against Landlord as owner, then Tenant, at Tenant's sole cost and expense, within thirty (30) days after written notice of such lien or charge shall have been given to Tenant, shall cause such lien or charge to be cancelled and discharged of record by payment thereof or filing a bond or otherwise, and shall also defend any action, suit or proceeding which may be brought for the enforcement of such lien or charge, and shall pay any damages, costs and expenses, including reasonable attorneys' fees and disbursements, actually suffered or incurred therein by Landlord, and shall satisfy and discharge any judgment entered therein within thirty (30) days from the entering of such judgment by payment thereof or filing of a bond or otherwise. In the event of the failure of Tenant to discharge within such thirty
(30) day period any lien, charge or judgment required to be discharged by Tenant, Landlord may pay such items or discharge such liability by payment or bond or both, and Tenant shall repay to Landlord, within fifteen (15) days after written demand by Landlord, any and all amounts paid by Landlord therefor or by reason of any liability on any such bond, and also pay any and all incidental expenses, including reasonable attorneys' fees and disbursements, actually incurred by Landlord in connection therewith with interest, from the date paid by Landlord to and including the date Tenant so repays Landlord, at the Interest Rate.

         Article 15.  Liability Insurance.

         15.1 At all times during the term of this Lease, Tenant shall, at Tenant's sole cost and expense, provide and keep in force for the benefit of Tenant and Landlord comprehensive general liability policy (including a "broad form" coverage endorsement), protecting Landlord and Tenant against any and all liability occasioned by negligence, occurrence, accident, or disaster in or about the Demised Premises or the buildings and improvements thereon or the streets or sidewalks adjacent thereto, such policies to be written by a company or companies licensed to do business in the State of New York, insuring against such risks of injuries to persons, death and damage to property with a combined single limit of no less than $5,000,000 for each occurrence. The insurance to be available for any liability arising from or associated with the Demised Premises and operations of Tenant shall not be reduced by liability associated with other premises or operations of Tenant or any affiliate of Tenant.

         15.2 Valid certificates of insurance evidencing the existence of all such policies of insurance, together with receipts showing payment of the premiums thereon, shall be delivered to Landlord prior to the Commencement Date and at least fifteen (15) days prior to the expiration of any policy. Such insurance coverage, as well as any insurance to be obtained by Tenant pursuant to Articles 16 or 17 hereof, may be effected pursuant to blanket coverage insurance policies which cover losses in addition to those required to be insured against hereunder, provided that the amount of coverage for the losses required to be insured against hereunder shall be separately stated, either in such blanket coverage policies or in a separate certificate issued by the insurer, and provided further that such insurance gives to Landlord no less protection than that which would be afforded by separate policies.

         15.3 If at any time or times Tenant shall neglect or fail so to provide and keep in force the insurance policies required by this Lease, or shall fail or refuse so to deliver to Landlord any of such insurance policies or certificates, as required by this Lease, Landlord may obtain such insurance as the agent of Tenant, by taking out a policy or policies with a company or companies satisfactory to Landlord, and the amount of the premium or premiums paid for such insurance by Landlord shall be repaid by Tenant to Landlord within fifteen (15) days after written demand by Landlord, with interest, from the date paid by Landlord to and including the date Tenant so repays Landlord, at the Interest Rate; and with respect to any insurance Tenant is required to carry hereunder, Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or resulting from Tenant's failure to provide and keep in force insurance policies as required by this Lease, to the amount of the insurance premium or premiums not paid or incurred by Tenant which would have been payable upon such insurance, but shall also be entitled to recover from Tenant as damages for such breach, the uninsured amount of any loss, liability, damage, claims, costs and expenses of suit, judgments and interest, suffered or incurred by Landlord.

         15.4 Landlord shall obtain and maintain during the term of this Lease comprehensive general liability insurance (including contractual liability)covering Landlord's ownership of and activities at the Demised Premises with a combined single limit of no less than $1,000,000.00 per occurrence.

         Article 16.  Indemnity.

         16.1 Tenant shall indemnify and hold harmless Landlord and Landlord's employees and agents from and against any and all liability, loss, damages, expenses (including reasonable attorneys' fees and disbursements actually incurred and any reasonable attorneys' fees and disbursements actually incurred in establishing liability and in collecting amounts payable hereunder), costs of actions, proceedings, suits, interest, fines, penalties, claims and judgments

(to the extent that the same are not paid out of the proceeds of any insurance policy furnished by Tenant to Landlord pursuant to Article 15 hereof) arising out of or resulting from injury, or claim of injury, during the term of this Lease to person or property of any and every nature, and from any matter or thing arising out of or resulting from the occupation, possession, use, management, improvement, construction, alteration, repair, maintenance or control of the Demised Premises, the buildings and improvements now or hereafter located thereon, the facilities and equipment thereon, the streets, sidewalks, curbs and gutters adjoining the Demised Premises, the appurtenances to the Demised Premises or the franchises and privileges connected therewith by Tenant or any subtenant or assignee, except if caused by Landlord or Landlord's agents', employees' contractors' or invitees' negligence or willful misconduct or arising out of Tenant's failure to perform, fully and promptly, or Tenant's postponement of compliance with, each and every term, covenant, condition and agreement to be performed by Tenant under this Lease. Tenant, at Tenant's sole cost and expense, shall defend by counsel reasonably approved by Landlord, any and all suits that may be brought, and claims which may be made, against Landlord, or in which Landlord may be impleaded with others, whether Landlord shall be liable or not, upon any such liability, loss, damages, expenses, costs of actions, suits, interest, fines, penalties, claims and judgments and shall satisfy, pay and discharge any and all judgments that may be recovered against Landlord in any actions or proceedings in which Landlord may be a party defendant, or that may be filed against the Demised Premises, the buildings and improvements thereon, or the appurtenances, or any interest therein. In the event of the failure of Tenant to pay the sum or sums for which Tenant shall become liable, then Landlord may pay such sum or sums, with all interest and charges which may have accrued thereon, and the amount so paid by Landlord shall be payable by Tenant to Landlord within fifteen (15) days after written demand by Landlord, with interest, from the date paid by Landlord to and including the date Tenant so repays Landlord, at the Interest Rate.

         16.2 At all times during the term of this Lease, Tenant shall, at Tenant's sole cost and expense, provide and keep in force a policy or policies of insurance as provided in Article 15 hereof insuring Tenant against all liability of Tenant under this Article 16, which policies shall be in such form as shall reasonably be required by Landlord. Such policies shall be written by a company or companies licensed to do business in the State of New York, with limits of not less than $5,000,000.00 per occurrence. Valid certificates of insurance evidencing the existence of all such policies of insurance, together with receipts showing payment of the premiums thereon, shall be delivered to Landlord prior to the Commencement Date and at least fifteen (15) days prior to the expiration of any policy. If at any time or times Tenant shall neglect or fail so to provide and keep in force such insurance policies, or shall fail or refuse so to deliver to Landlord such insurance policies, as required by this Lease, Landlord shall have all of the rights set forth in Section 15.3 hereof.

         16.3 Landlord and Tenant acknowledge that the parties' agreements and understandings relating to the indemnification of Tenant for environmental matters existing prior to the Commencement Date are solely as set forth in that certain Stock Purchase Agreement dated January 9, 2002, by and among Tenant, Mark Wiener, Barbara Kammerer and MIM Corporation.

         16.4 Landlord shall indemnify and hold harmless Tenant and Tenant's employees and agents from and against any and all liability, loss, damages, expenses (including reasonable attorneys' fees and disbursements actually incurred and any reasonable attorneys' fees and disbursements actually incurred in establishing liability and in collecting amounts payable hereunder), costs of actions, proceedings, suits, interest, fines, penalties, claims and judgments (to the extent that the same are not paid out of the proceeds of any insurance policy furnished by either party pursuant to Article 15 hereof) arising out of or resulting from injury, or claim of injury, during the term of this Lease to person or property of any and every nature, and from any matter or thing arising out of or resulting from Landlord's negligence, willful misconduct or entry onto the Demised Premises to conduct Structural Repairs or to show the Demised Premises to prospective purchasers, mortgagees and others pursuant to Article 35 hereof, except if caused by Tenant's negligence or willful misconduct or arising out of Tenant's failure to perform, fully and with applicable notice and cure periods, each and every term, covenant, condition and agreement to be performed by Tenant under this Lease.

         Article 17.  Hazard Insurance.

         17.1 At all times during the term of this Lease, Tenant shall, at Tenant's sole cost and expense, keep the Demised Premises, as well as the appurtenances thereto, insured against loss or damage due to all risks of physical loss, including fire, lightening, tornado, windstorm, hail, smoke, explosion, riot, damage from vehicles, aircraft, boilers and machinery, smoke damage, (when and to the extent available) and such other insurable risks, casualties and hazards as Landlord may from time to time reasonably specify and which are insured by standard policies by owners of comparable buildings, in an amount at least equal to the full replacement value thereof, without deduction for depreciation, and containing a standard replacement cost endorsement with agreed amount coverage and with deductibles not to exceed $25,000. In addition, Tenant shall, at Tenant's sole cost and expense, keep the rental value of the Demised Premises, as well as the appurtenances, insured against loss or damage from such insurable risks, casualties and hazards as Landlord may from time to time reasonably specify and which are insured against by owners of comparable buildings, in an amount to be reasonably designated by Landlord from time to time during the term of this Lease.

         17.2 During the period of the performance of any alteration made by Tenant, Tenant shall, at Tenant's sole cost and expense, maintain, in addition to all other insurance coverage required under this Lease, (a) workers' compensation insurance covering all persons employed in connection with such alteration in such amounts as may be required by law, (b) a completed operations endorsement to the liability insurance policies required under Article 15 of this Lease, (c) builder's risk insurance, completed value form, in an amount and including such endorsements as may be reasonably required by Landlord or Landlord's mortgagee(s), and (d) such other insurance as Landlord may deem reasonably necessary and insuring against risks which are insured against by owners of comparable buildings.

         17.3 All insurance to be furnished by Tenant under this Article 17 shall be written by a company or companies licensed to do business in the State of New York, and by policies which shall name as an insured Landlord, Tenant and any mortgagees, as their interests may appear, shall include a mortgagee clause in standard form if there is a mortgagee or mortgagees. Such policies may be blanket coverage insurance policies as provided in Article 15 hereof. Valid certificates of insurance evidencing the existence of all such insurance policies, together with receipts showing payment of the premiums thereon, shall be delivered to Landlord prior to the Commencement Date and at least fifteen
(15) days prior to the expiration of any policy. All insurance proceeds received by Landlord (other than rent insurance proceeds for which provision is made in Article 18 hereof) shall be made available in accordance with Article 20 hereof, for application to the cost of demolition, restoration, repair, replacement and rebuilding of the damage which occasioned the payment of such proceeds. All losses payable with respect to all insurance furnished by Tenant shall be adjusted with the insurance company by mutual consent of Landlord and Tenant.

         17.4 All insurance maintained by Tenant pursuant to this Lease shall be issued by reputable insurance companies rated by Best's Insurance Guide or any successor thereto as having a rating of at least "A 10."

         17.5 With respect to risks as to which either party is insured for or is required to provide insurance for hereunder, the party required to maintain such insurance shall obtain a clause, in each such casualty insurance policy expressly waiving any right of recovery, by reason of subrogation to such parties' rights or otherwise, the respective insurer might otherwise have or obtain against the other party. Each party hereby waives any right of recovery against the other party for any and all damages for property losses and property damages which are actually insured by either party, but only to the extent of the proceeds of any applicable insurance policy (without adjustment for any deductible amount set forth therein) actually received by such party for such respective loss or damage. The waiver set forth in this subsection 17.5 shall not apply with respect to liability insurance policies.

         Article 18.  Fire and Other Casualty.

         18.1 If the Demised Premises (or any portion thereof) shall be damaged or destroyed by fire or other casualty, then, irrespective of the cause and whether or not such damage or destruction shall have been insured, Tenant shall give prompt written notice thereof to Landlord, and shall, except as hereafter provided in this Articles 18 and 20, proceed with reasonable diligence to carry out any necessary demolition and to restore, repair, replace and rebuild at Tenant's sole cost and expense to the extent the loss is or should have been insured by Tenant pursuant to this Lease. Such demolition, restoration, repair, replacement and rebuilding shall be performed by Tenant in accordance with and subject to the provisions of Article 20 hereof.

         If at any time Tenant shall be required pursuant to Article 20, but shall fail to commence or prosecute such work of demolition, restoration, repair, replacement or rebuilding with reasonable diligence and promptness, then Landlord may give to Tenant written notice of such failure, and if such failure continues for thirty (30) days after such notice, then Landlord, in addition to all other rights that Landlord may have, may enter upon the Demised Premises, provide labor and/or materials, cause the performance of any contract and/or do such other acts and things as Landlord may deem advisable to prosecute such work, in which event Landlord shall be entitled to reimbursement of its costs and expenses out of any insurance proceeds and any other moneys held for application to the cost of such work, in accordance with Article 20 hereof.

         18.2 Rent shall not abate hereunder by reason of any damage to or destruction of the Demised Premises, or to the appurtenances thereto, and Tenant shall continue to perform and fulfill all of Tenant's obligations, covenants and agreements hereunder notwithstanding any such damage or destruction. Any rent insurance proceeds paid by the insurer and received by Landlord or its mortgagee by reason of such damage or destruction shall be applied by Landlord to the payment of the fixed annual rent payable under Article 2 hereof, Impositions required to be paid by Tenant under Article 6 hereof and premiums for any insurance required to be maintained by Tenant under this Lease, but this shall not relieve Tenant of its obligations to pay punctually all such rents, Impositions and insurance premiums in the event rent insurance proceeds paid by the insurer and received by Landlord or its mortgagee are insufficient to pay the same. If and when Tenant shall complete all demolition, restoration, repair, replacement and rebuilding which Tenant is required to carry out under this
Article 18, and shall not be in default under this Lease, then any balance of rent insurance proceeds then held by Landlord shall be paid over to Tenant free of trust.

         Article 19.  Condemnation.

         19.1 If at any time during the term of this Lease all or substantially all of the Demised Premises and the buildings and improvements thereon shall be taken in the exercise of the power of eminent domain by any sovereign, municipality or other public or private authority, then this Lease shall terminate on the date of vesting of title in such taking and any prepaid rent shall be apportioned as of such date. Substantially all of the Demised Premises shall be deemed to have been taken if the remaining portion of the Demised Premises shall not be of sufficient size to permit the construction and operation of a building thereon substantially similar to the current building and parking lot for the uses set forth for the Demised Premises in this Lease. If the parties hereto do not agree on whether all or substantially all of the Demised Premises shall have been taken, within the meaning of this Lease, then their dispute shall be settled by arbitration, and the question to be determined by the arbitrators shall be: "Has all or substantially all of the Demised Premises been taken within the meaning of this Lease?" The entire award or awards for any such taking of all or substantially all of the Demised Premises shall be paid to Landlord and Landlord shall apply such award or awards in the following order of priority:

                  FIRST: There shall be retained by Landlord an amount equal to the costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) actually incurred by Landlord in prosecuting the claim for the condemnation award.

                  SECOND: There shall be retained by Landlord an amount equal to the greater of (a) the aggregate amount of all mortgages affecting Landlord's interest in the Demised Premises, or (b) the fair market value of the land and building comprising the Demised Premises immediately prior to the taking, valued as encumbered by this Lease but excluding the unamortized value of the cost to Tenant of all improvements to the Demised Premises made and paid for by Tenant. Such unamortized cost shall be determined in accordance with a straight line method of amortization and the life expectancy of such improvements used by Tenant for federal income tax purposes.

                  THIRD: There shall be paid to Tenant an amount equal to the unamortized value of the cost to Tenant of all improvements to the Demised Premises made and paid for by Tenant together with the value of Tenant's installed trade fixtures and equipment and ordinary and reasonable moving and relocation expenses. Such unamortized cost shall be determined in accordance with a straight line method of amortization and the life expectancy of such improvements used by Tenant for federal income tax purposes.

                  FOURTH: The remainder, if any, of such award or awards shall be retained by Landlord.


         19.2 If less than all or substantially all of the Demised Premises and the buildings and improvements thereon shall be taken in the exercise of the power of eminent domain by any sovereign, municipality or other public or private authority, then this Lease shall continue in force and effect and subject to Article 20 hereof, Tenant shall proceed with reasonable diligence to carry out any necessary repair and restoration so that the remaining portion of the Demised Premises and appurtenances thereto shall constitute a complete structural unit or units which can be operated on an economically feasible basis under this Lease. All of such repair and restoration shall be carried out by Tenant in accordance with Article 20 hereof, and if, pursuant to clause THIRD of this Section 19.2, Landlord shall hold any condemnation award or awards which are to be applied to the cost of such repair or restoration, then Tenant shall be entitled to such award or awards to the extent and at the time or times provided in Article 20 hereof. If Tenant shall fail to supply a reasonable number of workers or sufficient materials of proper quality, or shall fail in any other respect to prosecute such work of repair or restoration with reasonable diligence and promptness for any reason other than Force Majeure (as defined in Section 30.3), then Landlord may give Tenant written notice of such failure, and if such failure continues for twenty (20) days after such notice, then Landlord, in addition to all rights which Landlord may have, may enter upon the Demised Premises and any building or improvement thereon, provide labor and/or materials, cause the performance of any contract and/or do such other acts and things as Landlord may deem advisable to prosecute such work, in which event Landlord shall be entitled to reimbursement of its costs and expenses out of any condemnation award or awards and any other moneys held by Landlord for application to the cost of such work, in accordance with Article 20 hereof.

         The entire award or awards for any partial taking shall be paid to Landlord and Landlord shall apply and/or pay out such award or awards in the following manner and in the following order of priority:

                  FIRST: There shall be retained by Landlord an amount equal to the costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses)incurred by Landlord in prosecuting the claim for the condemnation award.

                  SECOND: There shall be retained by Landlord that part of the award or awards which represents compensation for the taking of land, exclusive of improvements, plus that portion of the award or awards which represents compensation for consequential damage to land, exclusive of improvements, forming a part of the Demised Premises but not taken.

                  THIRD: That portion of the award or awards which represents compensation for consequential damage to improvements on land demised hereunder but not taken, plus that portion of the award or awards which is equal to the value, immediately prior to such taking, of Tenant's leasehold interest in and to that portion of the Demised Premises, with the buildings and improvements thereon and appurtenances thereto, which shall have been taken, shall be held by Landlord and applied, in accordance with Article 20 hereof, to the cost of repair and restoration required to be carried out by Tenant pursuant to this
         Section 19.2, and after completion by Tenant of such repair and restoration in accordance with this Lease or in lieu of completion thereof if the Lease is terminated under Article 20 below, the balance of any amounts then held by Landlord under this clause THIRD, after payment to Landlord of all outstanding amounts due from Tenant hereunder, shall be paid out to Tenant.

                  FOURTH: The remainder, if any, of such award or awards shall be paid to Landlord.

         Fixed annual rent payable pursuant to Article 2 hereof shall, as of the date of vesting of title in such taking, be decreased by an amount equal to that proportion of such rent which the rentable square foot area of the portion of the Demised Premises so taken shall bear to the rentable square foot area of the entire Demised Premises immediately prior to such taking.

         19.3 If the temporary use of the whole or any part of the Demised Premises or the appurtenances thereto shall be taken at any time during the term of this Lease in the exercise of the power of eminent domain by any sovereign, municipality or other authority, the term of this Lease shall not be reduced or affected in any way and Tenant shall continue to pay in full the rent and other sums of money and charges required under this Lease and provided to be paid by Tenant, and the entire award for such taking shall be paid to Landlord, to be applied and disposed of as provided in this Section 19.3.

         Provided Tenant is not then in default in the payment of any sum payable by Tenant under this Lease, or in the performance of any other obligation of Tenant under this Lease beyond the applicable grace period, then Landlord shall pay to Tenant that portion of such award paid for use and occupancy of the Demised Premises during any period prior to the expiration of the term of this Lease and Landlord shall retain any portion of such award paid for use and occupancy of the Demised Premises following termination of this Lease. That portion of such award which represents physical damage to the Demised Premises or any buildings or improvements thereon or appurtenances thereto occasioned by such taking shall be held by Landlord in trust, and used to reimburse Tenant for the cost of restoration and repair of the buildings, improvements and appurtenances so damaged. Tenant shall perform all of such restoration and repair in accordance with Article 20 hereof.

         19.4 Interest upon any award paid for a taking of the type referred to in this Article 19 shall be paid to Landlord, and shall be paid out to those persons entitled to the award upon which such interest shall have been paid, in proportion to the respective amounts received by, or applied for the account of such persons.

         19.5 Any award or part of an award paid as compensation for the taking of personal property owned by Tenant or a subtenant or for moving expenses of Tenant or a subtenant, shall be payable to Tenant, or such subtenant, as the case may be.

         19.6 In any instance when the respective portions of any award which are to be paid out in accordance with this Article 19 shall not be fixed in the taking proceedings which give rise to such award and if the parties hereto shall not agree in writing on such respective portions within thirty (30) days after the date of final determination of the amount of such award, or if the parties hereto do not agree in writing on the amount of any decrease in rent under
Section 19.2 of this Article 19 within thirty (30) days after the date of vesting of title in the taking authority, then their dispute shall be settled by arbitration in accordance with Article 32 hereof. Any allocation of an award by the arbitrators shall be in accordance with the priorities and categories herein provided and the arbitrators shall have no power to alter said priorities or categories.

         Article 20.  Restoration after Fire or Condemnation.

         20.1 Whenever Tenant shall be required to carry out any work of demolition, restoration, repair, replacement or rebuilding pursuant to Article 18 or Section 19.2 or Section 19.3, Tenant, prior to the commencement of such work, shall comply with the following requirements to the extent of the insurance proceeds or condemnation award which are paid to Tenant (or to a third party upon the direction of Tenant) or, with respect to insurance proceeds, which should have been available if Tenant had maintained the insurance coverages required hereunder unless this Lease is terminated as set forth below (except when such work is of a minor nature, as that term is defined below):

                  1. Tenant shall bear the expense of furnishing to Landlord complete plans and specifications for such work, for Landlord's approval, which approval shall not be unreasonably withheld or delayed. Such plans and specifications shall bear the signed approval thereof by an architect licensed to do business in the State of New York (hereafter in this Article 20 referred to as "the Architect"), and shall be accompanied by the Architect's signed estimate of the entire cost of completing the work encompassed by such plans and specifications. Tenant shall not commence any demolition, restoration, repair, replacement or rebuilding until Tenant shall have obtained Landlord's written approval of such plans and specifications and such cost estimate.

                  2. Tenant shall bear the expense of and furnish to Landlord certified or photostatic copies of all permits and approvals required by law in connection with the commencement and conduct of such work, and upon completion of such work, a permanent certificate of occupancy or equivalent governmental approval showing that the Demised Premises may be lawfully occupied for the purposes stated in Article 11 of this Lease.

                  3. If the amount of fire insurance proceeds or condemnation award or awards held by Landlord to be applied to pay for the cost of such work pursuant to this Article 20 shall be less than the Architect's estimate of the cost of completion of such work, as approved by Landlord, then Tenant shall furnish to Landlord, prior to the commencement of such work, a surety bond for, or guaranty of completion of, any payment for such work provided for in such plans and specifications, which bond or guaranty shall be in form satisfactory to Landlord and shall be signed by a surety or sureties, or guarantor or guarantors, as the case may be, who are acceptable to Landlord, and in an amount not less than 110% of the excess of such estimated and approved cost of completion of the work over the insurance proceeds or condemnation award or awards held by Landlord. In lieu of furnishing such a bond, guaranty, security or other assurances, Tenant may deposit with Landlord a sum of money equal to 100% of the excess of such estimated and approved cost of completion of the work over the insurance proceeds or condemnation award or awards held by Landlord, which money shall be applied by Landlord to the cost of such work pursuant to this Article 20.

         20.2 Tenant shall not commence any of such demolition, restoration, repair, replacement or rebuilding work until Tenant shall have complied with such requirements of this Article 20, and thereafter Tenant shall carry out such work with reasonable diligence and in good faith in accordance with the plans and specifications referred to in subdivision 1 above.

         20.3 In any instance other than in the case of work of a minor nature, as that term is defined below in this Article 20, if, pursuant to Article 17, or Sections 19.2 or 19.3 or subdivision 3 of Section 20.1, Landlord shall hold insurance proceeds, condemnation awards or other moneys which are to be applied to the cost of carrying out demolition, restoration, repair, replacement or rebuilding, and if such work shall be carried out by Tenant in accordance with this Lease, then Landlord shall disburse such insurance proceeds, condemnation award or awards and/or other moneys to Tenant from time to time during the course of such work in accordance with this Article 20. Landlord shall not be required to make disbursements more often than at thirty (30) day intervals. Tenant shall make written request for each disbursement at least seven (7) days in advance, and Landlord shall disburse the requested funds within seven (7) days after its receipt of Tenant's request, provided that Tenant shall comply with the following requirements in connection with each disbursement:

                  (a) Tenant shall deliver to Landlord, at the time of request for a disbursement, a certificate of the Architect, dated not more than ten (10) days prior to the application for withdrawal of funds, setting forth the following:

                           (i) That the sum then requested to be withdrawn either has been paid by Tenant and/or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses shall be stated) who have rendered or furnished certain services or materials for the work and giving a brief description of such services and materials and the principal subdivisions or categories thereof and the respective amounts so paid or due to each of such persons in respect thereof and stating the progress of the work up to the date of such certificate;

                           (ii) That the sum then requested to be withdrawn, plus all sums previously withdrawn, does not exceed the cost of the work actually completed up to the date of such certificate;

                           (iii) That the remainder of the moneys held by Landlord will be sufficient to pay in full for the completion of the work;

                           (iv) That no part of the cost of the services and materials described in the foregoing paragraph (i) of this clause has been or is being made the basis of the withdrawal of any funds in any previous or then pending application;


                           (v) That, except for the amounts, if any, specified in the foregoing paragraph (i) to be due for services or materials, there is no outstanding indebtedness known, after due inquiry, which is then due and payable for work, labor, services or materials in connection with the work which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's or materialman's statutory or other similar lien upon the Demised Premises or any part thereof; and

                           (vi) That Tenant has delivered to Landlord waivers of lien from all contractors and subcontractors who performed any portion of the work.

                  (b) Tenant shall deliver to Landlord a survey of the Demised Premises dated as of a date within ten (10) days prior to the making of the advance (or revised to a date within ten (10) days prior to the advance) showing no encroachments other than those, if any, acceptable to Landlord. Said surveys need not be furnished if the work being carried out does not touch or extend beyond the perimeter of the Demised Premises or the perimeter of any building within the Demised Premises and is otherwise of such a nature so that such work would not affect any facts shown on a survey of the Demised Premises.

                  (c)  There shall be no default by Tenant under this Lease.

                  (d) Tenant shall deliver a certificate stating that except for the amounts, if any, specified in Section 20.3(a) to be due for services or materials, there is no outstanding indebtedness known, after reasonable inquiry, which is then due and payable for work, labor, services or materials in connection with the work which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's or materialman's statutory or other similar lien upon the Demised Premises or any part thereof.

         Upon compliance with the foregoing provisions of this Article 20, Landlord shall, out of the moneys so held by it for such purpose, within ten
(10) days after its receipt of the foregoing certificates, pay or cause to be paid to the persons named in the certificate furnished pursuant to Section 20.3(a), the respective amounts stated in such certificate to be due them, and shall pay to Tenant the amounts stated in such certificate to have been paid by Tenant. If, after all of such work shall be completed in accordance with this Lease, and all municipal and governmental approvals required on completion of such work shall have been obtained, there shall be moneys held by Landlord for application to the cost of such work over and above the amounts withdrawn pursuant to the provisions of this Article 20, and if Tenant shall not be in default under this Lease after expiration of applicable notice and cure periods, then such moneys shall be paid over to Tenant free of trust.

         20.4 If (a) Tenant shall fail to commence restoration in accordance with this Article 20 or thereafter shall fail to diligently and continuously prosecute such restoration, and such failure shall continue for a period of twenty (20) consecutive days after notice from Landlord to Tenant for any reason other than Force Majuere, and (b) Landlord determines, in its sole discretion, to carry out any of such work, then Landlord shall be entitled to apply the moneys which it holds for such purpose to the cost of such work. In withdrawing such moneys, Landlord need not comply with any of the requirements set forth above in this Article 20, and need comply only with those requirements hereafter set forth in this paragraph. At the time of each application of funds, Landlord shall obtain a certificate of either the Architect or another reputable architect selected by Landlord licensed to do business in the State of New York, stating that the sum then applied either has been paid by Landlord, and/or is justly due, to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses shall be stated) who have rendered or furnished certain services or materials for the work and giving a brief description of such services and materials and the respective amounts so paid or due to each of such persons in respect thereof. Such certificate shall also state that no part of the cost of the services or materials described in such certificate has been or is being made the basis of the withdrawal of any funds in any previous or then pending application of Landlord.

         20.5 If the above-mentioned work shall be of a minor nature, as that term is defined below, then the requirements set forth above in this Article 20 shall not be applicable, except that Tenant shall obtain and furnish to Landlord all permits and approvals required by law in connection with the commencement and carrying out of such work. Within ten (10) days after receipt by Landlord, Landlord shall pay over the insurance proceeds or condemnation award or awards, as the case may be, which are held by it for application to the cost of such work, to Tenant, or to Landlord, if Landlord shall have completed such work following a default by Tenant. Such work shall be deemed to be of a minor nature only if in one continuous project the aggregate cost of such work is less than Seventy Five Thousand Dollars ($75,000).

         20.6 So long as Tenant has maintained in all respects the insurance coverages required under this Lease, notwithstanding anything in this Lease to the contrary, in the event the Demised Premises shall be damaged or destroyed by fire or other casualty during the last year of the term of this Lease (or the last year of any extension thereof) such that more than 50% of the total area of the Demised Premises shall be rendered unusable, then Tenant may elect to terminate this Lease effective upon the delivery of written notice of termination to Landlord given within thirty (30) days after the date of the casualty. In such event, Landlord shall be entitled to receive and keep the insurance proceeds (except for rent loss insurance proceeds for periods prior to the effective date of termination which proceeds shall be applied to Tenant's rental obligations hereunder.

         Article 21.  Assignment; Subletting.

         21.1 Tenant shall not by operation of law or otherwise (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet the Demised Premises or any part thereof or allow the same to be used or occupied by others, (c) mortgage, pledge or encumber this Lease or the Demised Premises or any part thereof in any manner by reason of any act or omission on the part of Tenant, or (d) advertise, or authorize a broker to advertise, for a subtenant or an assignee, without, in each instance, obtaining the prior written consent of Landlord, except as otherwise expressly provided in this Article 21. For purposes of this Article 21, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, or the transfer of control in any general or limited partnership tenant or subtenant, or the transfer of a majority of the issued and outstanding membership interests in a limited liability company tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except as set forth in
Section 21.2 below and except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to include the sale of such stock by persons or parties, other than those deemed "affiliates" of

Tenant within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, through the "over-the-counter market" or through any recognized stock exchange, (ii) a takeover agreement shall be deemed a transfer of this Lease, (iii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 21, and (iv) a modification, amendment or extension of a sublease shall be deemed a sublease.

         21.2 Subject to the following sentence, the provisions of clauses (a) and (b) of Section 21.1 shall not apply to transactions with a corporation, partnership or limited liability company into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets or stock are transferred (provided such merger, consolidation or transfer of assets or stock is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and provided further, that the assignee has a net worth at least equal to or in excess of the net worth of Tenant as of the date of this Lease or, if Tenant is a general or limited partnership or limited liability company, with a successor partnership or limited liability company, nor shall the provisions of clauses (a) and (b) of
Section 21.1 apply to transactions with an entity that controls or is controlled by Tenant or is under common control with Tenant. Nothing in this Section 21.2 shall permit Tenant or any successor to use or occupy the Demised Premises for any purpose other than the purposes stated in Article 11 of this Lease.

         The term "control" as used in this Lease (A) in the case of a corporation shall mean ownership of more than fifty (50%) percent of the outstanding capital stock of that corporation, (B) in the case of a general partnership, shall mean ownership of more than fifty (50%) percent of the general partnership interests of the partnership, (C) in the case of a limited partnership, shall mean ownership of more than fifty (50%) percent of the general partnership interests of such limited partnership, and (D) in the case of a limited liability company, shall mean ownership of more than fifty (50%) percent of the membership or equity interests of such limited liability company.

         21.3 Any assignment or transfer (other than a sublease), whether made with Landlord's consent as required by Section 21.1 or without Landlord's consent pursuant to Section 21.2, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume the obligations and performance of this Lease and shall agree to be bound by all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions of Section 21.1 hereof shall, notwithstanding such an assignment or transfer, continue to be binding upon it in the future. Tenant agrees that, notwithstanding any assignment or transfer, whether or not in violation of this Lease, and notwithstanding the acceptance of rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily liable for the payment of the rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed and the Guaranty (as defined below) from MIM Corporation shall remain in full force and effect.

         21.4 The liability of Tenant, and the due performance by Tenant of the obligations on its part to be performed under this Lease shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord, by way of mortgage, or otherwise, extending the time of, or modifying any of the obligations contained in this Lease (unless Landlord and Tenant agree so in writing), or by any waiver or failure of Landlord to enforce any of the obligations on Tenant's part to be performed under this Lease, and Tenant shall continue to be liable hereunder. If any such agreement or modification operates to increase the obligations of a tenant under this Lease, the liability under this Section 21.4 of Tenant named in this Lease or any of its successors in interest (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made.

         21.5 Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease or a subletting of the whole or a part of the Demised Premises, provided:

                  (a) Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant's or assignee's business, or activities, such references and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord, and an executed counterpart of the sublease or assignment agreement;

                  (b) The proposed subtenant or assignee is a reputable party whose financial net worth, credit and financial responsibility is, considering the responsibilities involved, reasonably satisfactory to Landlord;

                  (c) The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the Demised Premises is, in Landlord's reasonable judgment, in keeping with the standards of the Building;

                  (d) All costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the Demised Premises shall, subject to the provisions of Article 10 with respect to alterations, installations, additions or improvements, be borne by Tenant;

                  (e) Each sublease shall state specifically that (i) it is subject to all of the terms, covenants, agreements, provisions and conditions of this Lease, (ii) the subtenant or assignee, as the case may be, will not have the right to a further assignment thereof or sublease or assignment thereunder, or to allow the Demised Premises to be used by others, without the consent of Landlord in each instance in accordance with Article 21, (iii) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease unless explicitly stated in the consent to the contrary, or Tenant's obligations hereunder, which shall continue to apply to the premises involved, and the occupants thereof, as if the sublease or assignments had not been made, (iv) if Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any subtenant or other occupant of the Demised Premises and to apply the amounts collected (after payment of any costs and expenses actually incurred by Landlord in the collection of such amounts) to the rent and other charges reserved herein, (v) the receipt by Landlord of any amounts from an assignee or subtenant or other occupant of any part of the Demised Premises shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant;

                  (f) Tenant, together with requesting Landlord's consent hereunder, shall have paid Landlord any reasonable costs actually incurred by Landlord to review the requested consent, including any reasonable attorneys' fees actually incurred by Landlord;

                  (g) The proposed subtenant or assignee is not a government or any subdivision or agency thereof; and

                  (h) In the case of a subletting of a portion of the Demised Premises, the portion so sublet shall be regular in shape and suitable for normal renting purposes.

         21.6 If the Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant, in consideration therefor, shall pay the following to Landlord, as additional rent:

                  (a) in the case of an assignment, an amount equal to 50% of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof to Tenant determined on the basis of Tenant's federal income tax returns), less the actual out-of-pocket expenses reasonably and actually incurred and paid by Tenant and any lease concessions actually granted by Tenant ("Expenses") on account of such assignment, including, without limitation, reasonable legal fees paid for preparing the documents, brokerage commissions and the cost of improvements or leasehold allowances to prepare the Demised Premises for the new entity, amortized on a straight line basis over the balance of the Lease term, free rent and moving allowances; and

                  (b) in the case of a sublease, an amount equal to 50% of any rents, additional charges and other consideration payable under the sublease to Tenant by the subtenant in excess of the rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, an amount equal to the then net unamortized or undepreciated cost thereof to Tenant determined on the basis of Tenant's federal income tax returns, which amount shall be amortized on a straight line basis over the term of such sublease), less the Expenses on account of such sublease, amortized on a straight line basis over the term of the sublease.

The sums payable under this Section 21.6 shall be paid to Landlord as and when paid by the assignee or subtenant to Tenant.

         21.7 Landlord shall have no liability for brokerage commissions incurred with respect to any assignment of this Lease or any subletting of all or any part of the Demised Premises by or on behalf of Tenant. Tenant shall pay, and shall indemnify and hold Landlord harmless from and against, any and all cost, expense (including, but not limited to, reasonable attorneys' fees and expenses) and liability incurred by Landlord in connection with any compensation, commissions or charges claimed by any broker or agent with respect to any such assignment or subletting.

         Article 22. Injunction. Landlord, at Landlord's option, in addition to any other rights reserved to Landlord, and notwithstanding the concurrent pendency of summary or other dispossess proceedings between Landlord and Tenant, shall have the right at all times during the term of this Lease to restrain by injunction any violation or attempted violation by Tenant of any of the terms, covenants, conditions or agreements of this Lease, and to enforce by injunction any of the terms, covenants, conditions and agreements hereof.

         Article 23.  Default; Termination; Conditions of Limitation; Damages.

         23.1 (a) This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall be unable to pay its debts generally as they become due, or shall make an assignment of the property of Tenant for the benefit of creditors, or shall consent to, or acquiesce in, the appointment of a liquidator, receiver, trustee, or other custodian of itself or the whole or any part of its properties or assets, or shall commence a voluntary case for relief under the United States Bankruptcy Code or file a petition or take advantage of any bankruptcy or insolvency act or applicable law of like import, or whenever an involuntary case under the United States Bankruptcy Code shall be commenced against Tenant or if a petition shall be filed against it seeking similar relief under any bankruptcy or insolvency or other applicable law of like import, or whenever a receiver, liquidator, trustee, or other custodian of Tenant or of or for substantially all of the property of Tenant shall be appointed without Tenant's consent or acquiescence, then, (i) at any time after receipt of notice of the occurrence of any such event, or (ii) if such event occurs without the acquiescence of Tenant, at any time after the event continues for sixty (60) days, Landlord may give Tenant a notice of intention to end the term of this Lease at the expiration of five days from the date of service of such notice of intention, and upon the expiration of such five (5) day period, this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in this Article.

                  (b) This Lease and the term and estate hereby granted are subject to further limitation as follows:

                       (i) whenever Tenant shall fail to make the payment of any installment of fixed annual rent, or in the payment of any other charge payable by Tenant to Landlord, on any day that the same becomes due, and such default shall continue uncured for five (5) days (a) after Landlord gives Tenant notice of such default or (b) after the due date and without notice of such default, if Tenant shall have failed to pay, in any period of twelve (12) consecutive months, any two (2) such installments within the five (5) day period after the same shall have been due and Landlord shall have given Tenant notice of such default in each such instance, or

                       (ii) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days (within five (5) days, in the case of Tenant's failure to furnish any certificate of insurance required under Articles 15, 16 or 17) after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default that cannot with due diligence be cured within a period of thirty (30) days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (a) within such thirty (30) day period advise Landlord of Tenant's intention duly to institute all steps necessary to remedy such situation, (b) duly institute within such thirty (30) day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same, and (c) complete such remedy within such time after the date of the giving of such notice as shall reasonably be necessary, or

                       (iii) whenever any event shall occur whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof, by operation of law or otherwise, would devolve upon or pass to any person or entity other than Tenant, except as expressly permitted by Article 21, or

                       (iv) whenever Tenant shall default in the due keeping, observing or performance of any covenant, agreement, provision or condition of
Article 11 hereof on the part of Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Tenant within five (5) Business Days after Landlord shall have given to Tenant a notice specifying the same, then in any of such cases set forth in the foregoing subsections of this
Section 23.1, Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of such five (5) day period, this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in this Article.

         23.2 If this Lease shall expire as provided in this Article, Landlord or Landlord's agents and employees immediately or at any time thereafter may re-enter the Demised Premises, or any part thereof, by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as its first estate and interest therein.

         In the event of any termination of this Lease under the provisions of this Article or in the event of re-entry by or under any summary dispossess or other judicial proceeding or action by reason of default hereunder on the part of Tenant, (i) Tenant thereupon shall pay to Landlord the rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be,
(ii) Tenant shall pay to Landlord all expenses, including court costs and reasonable attorneys' fees and expenses, incurred by Landlord in recovering possession of the Demised Premises and all costs and charges for the care of the Demised Premises while vacant, and (iii) Tenant also shall pay to Landlord the applicable damages as provided in this Article.

         23.3 If this Lease shall terminate under this Article, or in the event of re-entry by or under any summary dispossess or other judicial proceeding or action by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under this Article or pursuant to law.

         23.4 If this Lease is terminated under this Article, or in the event of re-entry by or under any summary dispossess or other judicial proceeding or action by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either

                  (a) an amount which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of

                       (i) the aggregate of the rent payable hereunder that would have been payable by Tenant for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the expiration date, had this Lease not so terminated or had Landlord not so re-entered the Demised Premises, over

                       (ii) the aggregate rental value of the Demised Premises for the same period; or

                  (b) an amount equal to the aggregate of the rent payable hereunder that would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the expiration date; provided, however, that if Landlord shall re-let the Demised Premises during such period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting, the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of re-letting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, attorneys' fees and expenses, and all other expenses properly chargeable against the Demised Premises and the rental thereof; it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this Lease and that Landlord may grant concessions and free rent; but in no event shall Tenant be entitled to receive any excess of such rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a re-letting, except to the extent that such net rents actually are received by Landlord. Landlord shall make commercially reasonable efforts to re-let the Demised Premises, however, so long as Landlord uses such commercially reasonable efforts to relet, Landlord in no event shall be liable in any way whatsoever for failure to re-let the Demised Premises nor shall such failure affect Tenant's liability for damages.

         If the Demised Premises or any part thereof shall be re-let by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting, prima facie, shall be the fair and reasonable rental value for the Demised Premises, or part thereof, so re-let during the term of the re-letting.

         23.5 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under this Article, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or to preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages specifically provided above, Landlord lawfully may be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry of the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount is greater than, equal to, or less than any of the sums referred to in this Article.

         Article 24.  Subordination.

         24.1 So long as Tenant obtains written agreement from any ground lessor or mortgagee with a Lease or Mortgage affecting the Demised Premises which agreement provides that, so long as Tenant is not in default under this Lease beyond applicable notice and cure periods, Tenant shall not be disturbed in its possession of the Demised Premises or its use and enjoyment thereof pursuant to the Lease (the "Non-Disturbance Agreement"), then this Lease and Tenant's rights under this Lease are subject and subordinate to any ground lease or underlying lease, option, mortgage, or other lien, encumbrance or indenture, together with any renewals, extensions, modifications, consolidations, and replacements thereof, which now or at any subsequent time affect the Demised Premises, any interest of Landlord in the Demised Premises, or Landlord's interest in this Lease and the estate created by this Lease (except to the extent that any such instrument expressly provides that this Lease is superior to it). Upon satisfaction of the requirement to provide the Non-Disturbance Agreement from the mortgage holder requesting subordination, this provision shall be self-operative and no further instrument of subordination shall be required in order to effect it. Nevertheless, upon satisfaction of the requirement to provide the Non-Disturbance Agreement from the mortgage holder requesting subordination, Tenant shall execute, acknowledge and deliver to Landlord, at any time and from time to time, upon demand by Landlord, such documents as may be requested by Landlord to evidence and confirm such subordination. Landlord represents that, as of the Commencement Date, there are no ground leases or mortgages encumbering the Demised Premises.

         24.2 If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in Section 24.1 succeeds to Landlord's interest in the Demised Premises, Tenant shall pay to such successor in interest all rents subsequently payable under this Lease. The following provisions shall only be enforceable against Tenant with respect to a particular mortgage holder from and after the date the Non-Disturbance Agreement is provided by such mortgage holder. Tenant shall, upon request of anyone so succeeding to the interest of Landlord, become the Tenant of, and attorn to, such successor in interest without change in this Lease. Such successor in interest shall not be bound by
(i) any payment of rent for more than one month in advance, (ii) any material amendment of this Lease made without its written consent provided Tenant was previously provided with the name and address of such party in writing, (iii) any claim against Landlord arising prior to the date on which such successor succeeded to Landlord's interest except with respect to defaults of a continuing nature, or (iv) any claim or offset of rent against the Landlord. Upon request by such successor in interest and without cost to Landlord or such successor in interest, Tenant will execute, acknowledge, and deliver an instrument or instruments confirming the above attornment. If Tenant fails or refuses to execute, acknowledge, and deliver any such instrument within twenty (20) days after the later of written demand and Tenant's receipt of the Non-Disturbance Agreement, such successor in interest shall be entitled to execute, acknowledge, and deliver any such document on behalf of Tenant as Tenant's attorney-in-fact. Tenant irrevocably constitutes and appoints such successor in interest as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any document described in this paragraph.

         24.3 In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each mortgage and the lessor of each lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) if such act or omission shall be one which is capable of being remedied by such mortgage holder or lessor within a reasonable period of time (not to exceed sixty (60) days unless such act or omission can only be cured by such mortgage holder's or lessor's acquisition of title to the Demised Premises, in which event the reasonable period of time referred to above shall not exceed nine (9) months), until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such mortgage or lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of its intention to, and shall commence and continue to, remedy such act or omission.

         Article 25. Waiver of Rights of Redemption. If, at any time hereafter, Landlord shall obtain possession of the Demised Premises under legal proceedings or pursuant to the terms and conditions of this Lease or pursuant to present or future law, because of default by Tenant in observing or performing any term, covenant, condition or agreement of this Lease which continues beyond any applicable notice and cure periods, all rights of redemption provided by any law, statute or ordinance now in force or hereafter enacted shall be and hereby are waived by Tenant.

         Article 26. Landlord's Right to Cure Tenant's Defaults. Whenever and as often as Tenant shall fail or neglect to comply with and perform any term, covenant, condition or agreement to be complied with or performed by Tenant hereunder within applicable notice and cure periods, then, upon thirty (30) days' prior written notice to Tenant (or upon shorter notice, or with no notice at all, if necessary to meet an emergency situation or a governmental or municipal time limitation), Landlord, at Landlord's option, in addition to all other remedies available to Landlord, may perform, or cause to be performed, such work, labor, services, acts or things, and take such other steps, including entry onto the Demised Premises, as Landlord may deem advisable, to comply with and perform any such term, covenant, condition or agreement which is in default, in which event Tenant shall reimburse Landlord within fifteen (15) days after written demand by Landlord, and from time to time, for all costs and expenses suffered or incurred by Landlord in complying with or performing such term, covenant, condition or agreement, together with interest, from the date paid by Landlord to and including the date Tenant so repays Landlord, at the Interest Rate. The commencement of any other act by Landlord pursuant to the immediately preceding sentence shall not be deemed to obligate Landlord to complete the curing of any term, covenant, condition or agreement which is in default. Tenant hereby waives any claim, and releases Landlord and Landlord's agents, contractors and employees from all liability, for damages occasioned by any action taken by Landlord pursuant to this Article 26, except for claims arising from Landlord's negligence or willful misconduct.

         Article 27. Landlord's Expenses. Tenant shall reimburse Landlord within fifteen (15) days after written demand by Landlord, for all expenses, including, but not limited to, reasonable attorneys' fees and expenses, incurred by Landlord in connection with the collection of any rent in default beyond applicable notice and cure periods hereunder, or the termination of this Lease by reason of the default of Tenant beyond applicable notice and cure periods, or the enforcement of any other obligation of Tenant which is in default hereunder beyond applicable notice and cure periods or under any other provision in this Lease under which Tenant is required to reimburse Landlord's expenses.

         Article 28. Waiver of Trial by Jury. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, and/or any other claims, and any emergency statutory or any other statutory remedy. If Landlord commences any summary proceeding for non-payment of rent, Tenant shall not interpose and hereby waives the right to interpose any compulsory counterclaim with respect to which Tenant may, under applicable law, institute a separate action or proceeding.

         Article 29. Liability; No Merger. Landlord (and, in case Landlord shall be a joint venture, partnership, limited liability company, tenancy-in-common, association or other form of joint ownership, the members of any such joint venture, partnership, tenancy-in-common, association or other form of joint ownership) shall have absolutely no personal liability with respect to any provision of this Lease or any obligation or liability arising therefrom or in connection therewith. Tenant shall look solely to Landlord's estate and interest in the Demised Premises, and the proceeds of insurance or condemnation proceeds or the proceeds from any sale of the Demised Premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability of Landlord, and no other property or assets of Landlord shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Demised Premises, or any other liability of Landlord to Tenant. However, nothing contained in this Article shall be construed to permit Tenant to offset against rents due a successor landlord a judgment (or other judicial process) requiring the payment of money by reason of any default of a prior landlord, unless the default is of a continuing nature.

         In no event shall the leasehold interest, estate or rights of Tenant merge with any interest, estate or rights of Landlord in or to the Demised Premises, it being understood that such leasehold interest, estate and rights of Tenant shall be deemed to be separate and distinct from Landlord's interest, estate and rights in or to the Demised Premises, notwithstanding that any such interests, estate or rights shall at any time or times be held by or vested in the same person, corporation or other entity.

         Article 30.  Definitions.

         30.1 The term "Landlord" as used in this lease shall at any given time mean the person or persons, corporation or corporations, limited liability company or companies, or other entity or entities who are the owner or owners of the reversionary estate of Landlord in and to the Demised Premises. In the event of any conveyance or other divestiture of title to the reversionary estate of Landlord in and to the Demised Premises, the grantor or the person or persons, corporation or corporations, limited liability company or companies, or other entity or entities who are divested of title shall be entirely freed and relieved of all covenants and obligations thereafter accruing hereunder following such transfer (but not for claims arising during its period of ownership), and the grantee or the person or persons, corporation or corporations, limited liability company or companies, or other entity or entities who otherwise succeeds or succeed to title shall be deemed to have assumed the covenants and obligations of Landlord thereafter accruing hereunder, and until the next conveyance or divestiture of title Tenant shall look solely to such grantee or successor for the observance and performance of the covenants and obligations of Landlord hereunder so assumed by such grantee or successor. Tenant agrees to attorn to any such grantee or successor.

         30.2 The term "Business Day" as used in this Lease shall exclude Saturdays, Sundays and all days observed by the federal, New York State or local government as legal holidays as well as all other days recognized as holidays under applicable union contracts.

         30.3 The term "Force Majeure" shall mean a delay beyond a party's reasonable control, including acts of God, insurrection, acts of war, terrorism, labor strikes, earthquakes, hurricane, tornado, flood, unavailability of materials and the like. Force Majeure shall be deemed to exist only so long as a party notifies the other party in writing of such delay within a reasonable period of time following such party's actual knowledge of the event or condition but in no event later than fifteen (15) days after obtaining such knowledge.

         Article 31. Quiet Enjoyment. Landlord covenants that at all times during the term of this Lease, so long as Tenant is not in default under this Lease beyond applicable notice and cure periods, Tenant's quiet enjoyment of the Demised Premises or any part thereof shall not be disturbed by any act of Landlord, or of anyone acting by, through or under Landlord.

         Article 32. Arbitration. If a dispute shall arise between the parties hereto, and if, pursuant to any provision of this Lease, such dispute is to be settled by arbitration or appraisal pursuant to this Article 32, then either party hereto may serve upon the other party a written notice demanding that the dispute be resolved pursuant to this Article 32. Within fifteen (15) days after the giving of such notice, each of the parties hereto shall nominate and appoint an arbitrator (or appraiser, as the case may be, it being understood that all references in this Article 32 to arbitrators or arbitration proceedings shall be deemed, where appropriate, to refer to appraisers or appraisal proceedings) and shall notify the other party in writing of the name and address of the arbitrator so chosen. Upon the appointment of the two arbitrators as provided above, the two arbitrators shall promptly, and within ten (10) days after the appointment of the second arbitrator, and before exchanging views as to the question at issue, appoint in writing a third arbitrator and give written notice of such appointment to each of the parties hereto. In the event that the two arbitrators shall fail to appoint or agree upon such third arbitrator within such ten (10) day period, a third arbitrator shall be selected by the parties themselves if they so agree upon such third arbitrator within a further period of ten (10) days. If any arbitrator shall not be appointed or agreed upon within the time provided above, then either party on behalf of both may request such appointment be made by the American Arbitration Association within five (5) days after such request.

         The arbitrators shall be sworn faithfully and fairly to determine the question at issue. The three arbitrators shall afford to Landlord and Tenant a hearing and the right to submit evidence, with the privilege of cross-examination, on the question at issue, and shall, within fifteen (15) Business Days, make their determination in writing and shall give notice to the parties hereto of such determination. The concurring determination of any two of the three arbitrators shall be binding upon the parties hereto, or, in case no two of the arbitrators shall render a concurring determination, then the determination of the third arbitrator appointed shall be binding upon the parties hereto. Each party shall pay the fees of the arbitrator appointed by it, and the fees of the third arbitrator shall be divided equally between Landlord and Tenant.

         In the event that any arbitrator appointed shall thereafter die or become unable or unwilling to act, his or her successor shall be appointed in the same manner provided in this Article 32 for the appointment of the arbitrator so dying or becoming or unable or unwilling to act.

         Article 33.  Intentionally Deleted

         Article 34.  Condition of Premises.

         34.1 Tenant agrees to accept the Demised Premises in their present "as is" condition.

         The Demised Premises, the improvements thereon, the sidewalks and structures adjoining the Demised Premises, subsurface conditions, and the present uses thereof, have been examined by Tenant and Tenant's agents, contractors and consultants, and Tenant accepts the same, without recourse to Landlord, in the condition or state in which they or any of them now are, without representation or warranty, express or implied in fact or by law, as to the nature, condition or usability thereof or as to the use or uses to which the Demised Premises or any part thereof may be put or as to the expenses of operation of, the Demised Premises. Nothing contained herein shall affect Landlord's obligations which may arise after the date hereof to make any Structural Repairs pursuant to Section 7.3 of this Lease.

         Article 35. Landlord's Right of Entry. Landlord and Landlord's authorized agents and employees shall have the right from time to time, at Landlord's option, to enter and pass through the Demised Premises and all buildings and improvements thereon during business hours and, except in the case of an emergency, upon reasonable prior notice to examine the same and to show them to prospective purchasers, mortgagees and others, but this shall not obligate Landlord to make any such entry or examination. Landlord will not unreasonably interfere with Tenant's business operations during such entry.

         Article 36. Consents and Approvals. Wherever in this Lease Landlord's consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

         Article 37. Notices. Any notice, demand, consent, approval, disapproval, or statement (collectively, "Notices") from Landlord to Tenant or from Tenant to Landlord shall be in writing and shall be deemed duly given (a) if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) if delivered by personal delivery, with receipt acknowledged, to the address[es] for Notices set forth in this Article 37 or (c) if delivered by nationally recognized overnight courier. Notices to Tenant shall be sent to the address of Tenant set forth below or to such other address as Tenant shall have last designated by Notice in writing to Landlord. Notices to Landlord shall be sent to the address of Landlord set forth below or to such other address as Landlord shall have last designated by Notice in writing to Tenant.

         Notices to Tenant shall be sent to:

                  Vitality Home Infusion Services, Inc.
                  c/o MIM Corporation
                  100 Clearbrook Road
                  Elmsford, New York 10523
                  Attention:   Barry Posner

         with copies to:

                  King & Spalding
                  1185 Avenue of the Americas
                  New York, NY 10036
                  Attention: E. William Bates, II, Esq.

         Notices to Landlord shall be sent to:

                  Bar-Marc Realty, LLC
                  c/o Marc Wiener
                  2 Madison Place
                  Jericho, New York 11753

         with copies to:

                  Stephen B. Silverman, Esq.
                  Taylor, Colicchio & Silverman, LLP
                  99 Park Avenue
                  New York, New York  10016

         A Notice shall be deemed given upon receipt or refusal of delivery.

         Article 38. Estoppel Certificates. Tenant agrees that at any time and from time to time during the term of this Lease, within ten (10) days after request by Landlord, it will execute, acknowledge and deliver to Landlord or any prospective purchaser, permitted assignee or mortgagee designated by Landord, a certificate stating: (a) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements); (b) the date to which fixed annual rent has been paid; (c) whether or not there is any existing default by Tenant in the payment of any fixed annual rent or other sum of money hereunder, and whether or not there is any other existing default by Tenant with respect to which a notice of default has been served, and, if there is any such default, specifying the nature and extent thereof; and (d) whether or not there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of Tenant.

         Article 39. Rights Cumulative. All the rights and remedies of Landlord and Tenant under this Lease or pursuant to present or future law shall be deemed to be separate, distinct and cumulative and no one or more of them, whether exercised or not, nor any mention of or reference to, any one or more of them in this Lease, shall be deemed to be in exclusion of, or a waiver of, any of the others, or any of the rights or remedies which Landlord or Tenant may have, whether by present or future law or pursuant to this Lease and Landlord and Tenant shall have, to the fullest extent permitted by law, the right to enforce any rights or remedies separately and to take any lawful action or proceedings to exercise or enforce any right or remedy without thereby waiving or being barred or estopped from exercising and enforcing any other rights and remedies by appropriate action or proceedings.

         Article 40.  Interest.

         In each instance when Tenant shall be obligated to make any payment of any sum of money whatsoever hereunder and shall fail to do so, interest shall accrue thereon and be payable hereunder at a fluctuating rate of interest per annum (the "Interest Rate") equal to the lesser of (a) 3% above the prime or base commercial lending rate of interest announced from time to time by Citibank, N.A. (or any successor institution, or, if such bank and its successors are no longer in existence, any other commercial bank in the City of New York selected by Landlord), at its principal office in New York City, in effect from time to time, or (b) the maximum rate of interest permitted by law. Such interest shall be computed from the date such payment first became due hereunder until the date such repayment is made to Landlord.

         Article 41. Non-Waiver. No waiver by Landlord or Tenant of any breach by the other party of any term, covenant, condition or agreement herein and no failure by Landlord or Tenant to exercise any right or remedy in respect of any breach hereunder, shall constitute a waiver or relinquishment for the future of any such term, covenant, condition or agreement, nor bar any right or remedy of Landlord or Tenant in respect of any such subsequent breach, nor shall the receipt of any rent, or any portion thereof, by Landlord or Tenant, operate as a waiver of the rights of Landlord or Tenant to enforce the payment of any sum then or thereafter in default, or to terminate this Lease, or in the case of Landlord to recover the Demised Premises or in the case of both parties to invoke any other appropriate remedy which Landlord or Tenant may select as provided in this Lease or as provided by law.

         Article 42. Surrender. Tenant shall, on the Expiration Date or upon any sooner termination of this Lease, surrender and deliver the Demised Premises, with the improvements then located thereon and the appurtenances thereto, into the possession and use of Landlord, without delay and in the condition and repair in which they were delivered (normal wear and tear and casualty, if this Lease is terminated in accordance with the terms hereof as the result of a casualty, excepted), free and clear of all lettings and occupancies, and free and clear of all liens and encumbrances other than those existing on the date of this Lease and those, if any, created by Landlord, without any payment or allowance whatever by Landlord on account of or for any buildings and improvements erected or maintained on the Demised Premises at the time of the surrender, or for the contents thereof or appurtenances thereto. All fixtures, trade fixtures, personal property and other belongings of Tenant or of any subtenant or other occupant of space in the Demised Premises left upon the Demised Premises at the time of such surrender (or five (5) days after surrender in the event of an early termination of this Lease) shall have been deemed to have been abandoned by Tenant.

         Tenant acknowledges that possession of the Demised Premises must be surrendered to Landlord at the expiration or earlier termination of the term of this Lease.

         The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender possession of the Demised Premises will be extremely substantial, will exceed the amount of the rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord within twenty-four (24) hours after the date of the expiration or earlier termination of the term of this Lease, then, notwithstanding anything to the contrary contained in this Lease, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Demised Premises after the expiration or sooner termination of the term of this Lease, rent at a rate equal to two times the aggregate of that portion of the rent that was payable under this Lease for the last month of the term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Demised Premises after the expiration or earlier termination of the term of this Lease. The provisions of this Article shall survive the expiration or other termination of the term of this Lease.

         Article 43. Guaranty.

         43.1 As security for the performance of Tenant's obligations under this Lease, Tenant shall, simultaneously with the execution and delivery of this Lease, cause to be delivered to Landlord a guaranty (the "Guaranty") executed by MIM Corporation, the owner of all of the issued and outstanding stock of Tenant (the "Guarantor") in the form of Schedule B annexed hereto.

         Article 44. No Partnership. Landlord shall not be deemed, in any way for any purpose, to have become, by the execution of this Lease or any action taken under this Lease, a partner of Tenant, in Tenant's business or otherwise, or a member of any joint enterprise with Tenant.

         Article 45. Entire Agreement; No Oral Modifications. Except as set forth in Section 16.3 above, this Lease and the Schedules attached hereto set forth all of the covenants, promises, assurances, agreements, representations, conditions, warranties, statements and understandings (collectively, the "Representations") between Landlord and Tenant relating to the Demised Premises, and there are no Representations, either oral or written, between Landlord and Tenant relating to the Demised Premises other than those set forth in this Lease.

         Except as set forth in Section 16.3 above, this Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, Representations and information conveyed, whether oral or in writing, between Landlord and Tenant relating to the Demised Premises or their respective representatives or any other person purporting to represent Landlord or Tenant relating to the Demised Premises. Landlord and Tenant have not been induced to enter into this Lease by any Representations not set forth in this Lease.

         Except as may be otherwise provided in this Lease, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by the party against whom enforcement of the alteration, amendment, change or addition is sought.

         Article 46. Successors. The terms, covenants, conditions and agreements of this Lease shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, subject, however, to Articles 21 and 30 hereof. Any waiver of rights by Tenant shall be deemed to be a waiver of such rights for and on behalf of each and every successor and assignee of Tenant. The word "Tenant" as used herein shall in each instance be deemed to mean the person or persons, corporation or corporations or other entity or entities who from time to time shall be obligated to perform the obligations of Tenant hereunder.

         Article 47. Invalidity of Any Provision. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, corporation or other entity shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstances or to any person, corporation or other entity other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

         Article 48. Brokers. Landlord and Tenant represent and warrant that such party has not dealt with any broker in connection with this Lease. Each party shall indemnify and hold harmless the other party from any loss, cost, damage and expense (including, but not limited to, reasonable attorneys' fees and disbursements and reasonable attorneys' fees and disbursements incurred in establishing liability under this Article 48 and in collecting amounts payable hereunder) which a party may suffer or incur by reason of any broker claiming to have dealt with the other party in connection with this Lease.

         Article 49. Recording. Neither this Lease nor a memorandum of this Lease shall be recorded in the land records of any jurisdiction.

         Article 50. Authority. Each party represents and warrants to the other that the person or persons executing this Lease have been duly authorized to do so and that each party has all requisite power and authority to perform its obligations hereunder.

         Article 51.  Option to Renew.

         51.1 Provided that (i) this Lease is in full force and effect as of the date of the Renewal Notice (as defined below), (ii) there shall not then be existing a default under this Lease, and (iii) Tenant or any assignee permitted or approved in accordance with the terms of Article 21 shall be in physical occupancy of fifty one or more percent (51%) of the entire Demised Premises, Tenant shall have one (1) option to extend the term of this Lease for the entire Demised Premises for an additional term of seven (7) years (the "Renewal Term") commencing on the day after the Expiration Date. Tenant's option with respect to the Renewal Term shall be exercisable by written notice (the "Renewal Notice") to Landlord given not later than nine (9) months prior to the expiration date accompanied by a letter from the Guarantor confirming that the Guaranty shall continue to be in full force and effect during the Renewal Term. The Renewal Term shall constitute an extension of the initial term of this Lease and shall be upon all of the same terms and conditions as the initial term, except that the fixed annual rent for the Renewal Term shall be payable at a rate per annum equal to the greater of (a) the fair market rental value of the Demised Premises as of the first day of the Renewal Term and (b) the fixed annual rent payable pursuant to Article 2 of this Lease in respect of the last year of the initial term of this Lease, as adjusted pursuant to Section 2.2. During the Renewal Term, Section 2.2 of this Lease shall continue to apply except that the Base Price Index shall mean the Consumer Price Index for the first month of the Renewal Term, and all sums of additional rent that Tenant is obligated to pay under this Lease during the initial term shall continue without interruption, it being the intention of the parties hereto that the Renewal Term shall be deemed a part of and a continuation of the initial Term of this Lease. For purposes of this Lease, "Fair Market Rent" shall mean the base rent, for comparable space, net of all free or reduced rent periods, work letters, cash allowances, fit-out periods and other tenant inducement concessions however denominated except as hereinafter provided. In determining the Fair Market Rent, Landlord, Tenant and any appraiser shall take into account applicable measurement and loss factors, applicable lengths of lease term, differences in size of the space demised, the location of the Building and comparable buildings, amenities in the Building and comparable buildings, the age of the Building and comparable buildings, differences in base years or stop amounts for operating expenses and tax escalations and other factors normally taken into account in determining Fair Market Rent. The Fair Market Rent shall reflect any level of improvement currently existing in the Demised Premises and any improvements to be made by Landlord to the space as compared to improvements in comparable leases.

         51.2 If Tenant shall have given the Renewal Notice, in accordance with
Section 51.1, the parties shall endeavor to agree upon the fair market rental value of the Demised Premises as of the first day of the Renewal Term in accordance with the factors set forth in Section 51.1. In the event that the parties are unable to agree upon such fair market value for the Renewal Term within thirty (30) days after the giving of the Renewal Notice, then either party may request that the fair market rental value be determined in accordance with the factors set forth in Section 51.1 by two senior officers of recognized leasing brokerage firms located in Nassau County, New York, one to be selected and paid for by Landlord and one to be selected and paid for by Tenant. The officers selected by the parties shall have at least 10 years experience in (i) the leasing of commercial space in Nassau County, New York or (ii) the appraisal of commercial buildings in Nassau County, New York and shall be selected within ten (10) days of the expiration of the thirty (30) day period. The determination of the parties so selected shall be made within fifteen (15) Business Days of appointment and shall be in writing and shall be final and conclusive on Landlord and Tenant and shall constitute the fixed annual rent for the Renewal Term. If such officers are unable to agree on such fair market rental value, they shall select within ten (10) days another officer who shall have the same qualifications as are set forth in this Section 51.2 and who shall render a decision within fifteen (15) Business Days of appointment and the determination of a majority of such officers shall be binding upon Landlord and Tenant and shall constitute the fixed annual rent for the Renewal Term. The fee of the additional officer selected pursuant to the preceding sentence shall be shared equally by Landlord and Tenant. If, as of the commencement date of the Renewal Term, the amount of the fixed annual rent payable during the applicable Renewal Term in accordance with this Article 51 shall not have been determined, then, pending such determination, Tenant shall pay fixed annual rent equal to the fixed annual rent payable in respect of the last year of the initial term. After the final determination of the fixed annual rent payable for the Renewal Term, the parties promptly and appropriately shall adjust rental payments theretofore made during the Renewal Term and shall execute a written agreement specifying the amount of the fixed annual rent as so determined. Any failure of the parties to execute such written agreement shall not affect the validity of the fixed annual rent as so determined.

         51.3 It is an express condition of the option granted to Tenant pursuant to this Article 51 that time is of the essence with respect to Tenant's exercise of such option within the period provided above.

                                          LANDLORD

                                          BAR-MARC REALTY, LLC


                                          By:___________________________
                                             Marc Wiener
                                             Member


                                          By:___________________________
                                             Barbara Kammerer
                                             Member

                                          TENANT

                                          VITALITY HOME INFUSION SERVICES, INC.


                                          By:___________________________
                                             Name:______________________
                                             Title:_____________________

                                   Schedule A
                                   ----------

                         Description of Demised Premises
                         -------------------------------


ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being at Roslyn Heights, Town of North Hempstead, County of Nassau, State of New York, being a part of lots 23 to 28 inclusive and all of lots Nos. 29, 30 in block No. 1, "Map of Woodside Park" and filed in the Office of the Clerk of the County of Nassau on June 25, 1925 as Map No. 562, New Map No. 3451, being more particularly bounded and described as follows:

BEGINNING at the corner formed by the intersection of the north side of Powerhouse Road (North Service Road, Long Island Expressway) with the east side of Linden Street;

RUNNING THENCE North 08 degrees 58 minutes 45 seconds east 123.90 feet;

RUNNING THENCE South 81 degrees 01 minutes 15 seconds east 100 feet;

THENCE south 08 degrees 58 minutes 45 seconds west 40 feet;

THENCE south 81 degrees 01 minutes 15 seconds east 20 feet;

THENCE south 08 degrees 58 minutes 45 seconds west 79.64 feet to the north side of Powerhouse Road (North Service Road, Long Island Expressway);

THENCE north 83 degrees 10 minutes 55 seconds west along aforesaid Powerhouse Road 120.09 feet to the point or place of BEGINNING.

                                   SCHEDULE B

                                    GUARANTY


         MIM Corporation, a Delaware corporation ("Guarantor"), for value received, hereby guarantees to Bar-Marc Realty, LLC ("Landlord") the full and punctual payment and performance when due of all obligations of Vitality Home Infusion Services, Inc. ("Tenant") to Landlord under the Net Lease dated as of the date of this guaranty between Landlord and Tenant of the land and building located at 10 Powerhouse Road, Roslyn Heights, New York (the "Lease"), including, without limitation, the full and prompt payment when due of all fixed annual rent and additional rent payable under the Lease (all of such obligations being referred to, collectively, as the "Obligations"). Each and every default by Tenant under the Lease shall give rise to a separate cause of action under this guaranty, and separate suits may be brought under this guaranty as each cause of action arises.

         This guaranty is a continuing, irrevocable and unconditional guaranty of payment and performance, and, without limitation, is not conditioned or contingent upon any effort to attempt to seek payment or performance from Tenant or upon any other condition or contingency. If Tenant at any time shall fail to pay or perform the Obligations within the applicable notice and cure periods, Guarantor shall promptly upon written notice effect complete payment and performance of the Obligations. Landlord shall not be required to first pursue any right or remedy against Tenant.

         The liability of Guarantor under this guaranty shall not be impaired, abated, diminished, modified or otherwise affected by any event, condition, occurrence, circumstance, proceeding, action or failure to act whatsoever, including, but not limited to: (a) any increase in, or modification, compromise, settlement, adjustment or extension of, the Obligations; (b) any waiver, consent, indulgence, forbearance, lack of diligence, action or inaction on the part of Landlord in enforcing the Obligations; (c) any bankruptcy, insolvency, reorganization, arrangement, or similar proceeding involving or affecting Tenant; (d) the invalidity or unenforceability of the Lease by virtue of the lack of power or authority of Tenant or the person executing such document on behalf of Tenant, to enter into, execute and deliver such document; (e) the actual or purported assignment of Tenant's leasehold estate under the Lease; (f) any failure of Landlord to mitigate the damages resulting from any default by Tenant under the Lease; or (g) any failure by Landlord to draw down upon any security deposit under the Lease.

         The obligations and liability of Guarantor under this guaranty are independent of the obligations and liability of Tenant. Guarantor may be joined in any action or proceeding commenced by Landlord against Tenant based upon or in connection with the Obligations. Recovery may be had against Guarantor in such an action or proceeding or in an independent action or proceeding without any requirement that Landlord previously or simultaneously assert, prosecute or exhaust any right, power or remedy against Tenant.

         Guarantor shall reimburse Landlord on demand for all costs and expenses (including reasonable attorneys' fees, expenses and court costs) actually incurred by Landlord in enforcing the obligations and liability of Guarantor under this guaranty and the Obligations.

         Except as set forth herein, Guarantor waives (a) all notices that otherwise may be necessary, whether by statute, rule of law or otherwise, to charge Guarantor or to preserve Landlord's rights and remedies against Guarantor under this guaranty, and (b) all defenses that may otherwise be available to it under the law of suretyship and guaranty.

         No right or benefit in favor of Landlord shall be deemed waived, no obligation or liability of Guarantor under this guaranty shall be deemed amended, discharged or otherwise affected, and no provision of this guaranty may be amended, except by an instrument in writing signed by Landlord.

         This guaranty shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York. This guaranty shall be binding upon the successors and assigns of Guarantor and inure to the benefit of the successors and assigns of Landlord.

         Guarantor (a) submits to the exclusive jurisdiction of any state or federal court sitting in Nassau or New York County, New York, in any action or proceeding arising out of or relating to this guaranty, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this guaranty in any other court. Guarantor waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

         Any notice given to Guarantor under this guaranty shall be in writing and shall be given by hand delivery, receipt acknowledged, or mailed by United States registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized commercial overnight courier, to Guarantor at 100 Clearbrook Road, Elmsford, New York 10523, or to such other address as Guarantor shall specify by delivery of notice as aforesaid to Landlord at c/o Marc Wiener, 2 Madison Place, Jericho, New York 11753, or at such other address as Landlord may specify to Guarantor at Guarantor's then specified address. Notices shall be deemed given when received or delivery is refused.

         Guarantor represents and warrants that it is the owner of all of the issued and outstanding stock of Tenant. Guarantor represents and warrants that this guaranty has been duly authorized by all necessary corporate action on the part of Guarantor and is binding and enforceable on Guarantor in accordance with its terms.


                                             MIM Corporation


                                             By:________________________________

                                                Name:___________________________

                                                Title:__________________________

STATE OF NEW YORK )
                  : ss.
COUNTY OF NEW YORK)


         On the ____ day of January in the year 2002 before me, the undersigned, personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.



                                             ----------------------------------
                                             Notary Public